Exhibit 10.1

================================================================================

                                  $250,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of November 26, 2002

                                      among

                             MASSEY ENERGY COMPANY,

                                   as Borrower

                                       and

                  THE SUBSIDIARIES OF THE BORROWER PARTY HERETO

                                  as Guarantors

                                       and

                               CITICORP USA, INC.,

                  as Administrative Agent and Collateral Agent

                                       and

                         PNC BANK, NATIONAL ASSOCIATION,

                              as Syndication Agent

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                             as Documentation Agent

                                       and

                            THE LENDERS PARTY HERETO

                                Lead Arranged by

                            SALOMON SMITH BARNEY INC.

================================================================================

                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                          New York, New York 10153-0119

ARTICLE I             DEFINITIONS..............................................................................  1

         Section 1.01      Definitions.........................................................................  1

         Section 1.02      Accounting Terms and Determinations................................................. 18

         Section 1.03      Types of Borrowings................................................................. 18

         Section 1.04      Pricing Levels...................................................................... 18

         Section 1.05      Certain Terms....................................................................... 19

ARTICLE II            THE CREDITS.............................................................................. 19

         Section 2.01      Commitments to Lend................................................................. 19

         Section 2.02      Notice of Borrowings................................................................ 20

         Section 2.03      Notice to Lenders; Funding of Loans................................................. 20

         Section 2.04      Register; Optional Notes............................................................ 21

         Section 2.05      Voluntary Conversion or Continuation of Loans....................................... 22

         Section 2.06      Interest Rates...................................................................... 23

         Section 2.07      Unutilized Commitment Fees.......................................................... 23

         Section 2.08      Optional Termination or Reduction of Commitments.................................... 23

         Section 2.09      Mandatory Termination of Commitments................................................ 24

         Section 2.10      Optional Prepayments................................................................ 24

         Section 2.11      Mandatory Prepayments............................................................... 25

         Section 2.12      Payments and Computations........................................................... 25

         Section 2.13      Computation of Interest and Fees.................................................... 26

         Section 2.14      Place of Loans...................................................................... 26

ARTICLE III           CONDITIONS TO EFFECTIVENESS AND BORROWINGS............................................... 26

         Section 3.01      Conditions Precedent to Effectiveness............................................... 26

         Section 3.02      Conditions Precedent to Each Borrowing.............................................. 29

ARTICLE IV            REPRESENTATIONS AND WARRANTIES........................................................... 29

         Section 4.01      Corporate Existence and Power; Compliance with Law.................................. 29

         Section 4.02      Corporate, Limited Liability Company, Partnership
                           and Governmental Authorization; Contravention....................................... 30

         Section 4.03      Binding Effect...................................................................... 30

         Section 4.04      Ownership of Subsidiaries........................................................... 30

         Section 4.05      Financial Information............................................................... 31

         Section 4.06      Solvency............................................................................ 31

         Section 4.07      Litigation.......................................................................... 31

         Section 4.08      Compliance with ERISA............................................................... 31

         Section 4.09      Taxes............................................................................... 32

         Section 4.10      No Burdensome Restrictions; No Defaults............................................. 32

         Section 4.11      Investment Company Act; Public Utility Holding Company Act.......................... 32

         Section 4.12      Intellectual Property............................................................... 32

         Section 4.13      Use of Proceeds..................................................................... 33

         Section 4.14      Insurance........................................................................... 33

         Section 4.15      Labor Matters....................................................................... 33

         Section 4.16      Business of Borrower; Properties.................................................... 33

         Section 4.17      No Misleading Statements............................................................ 33

         Section 4.18      Environmental Matters............................................................... 33

ARTICLE V             COVENANTS................................................................................ 34

         Section 5.01      Information......................................................................... 34

         Section 5.02      Financial Covenants................................................................. 37

         Section 5.03      Affirmative Covenants............................................................... 37

         Section 5.04      Negative Covenants.................................................................. 42

ARTICLE VI            DEFAULTS................................................................................. 48

         Section 6.01      Events of Default................................................................... 48

         Section 6.02      Notice of Default................................................................... 50

ARTICLE VII           THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT............................................ 50

         Section 7.01      Authorization and Action............................................................ 50

         Section 7.02      Agents' Reliance, Etc............................................................... 51

         Section 7.03      Citicorp and Affiliates............................................................. 51

         Section 7.04      Lender Credit Decision.............................................................. 51

         Section 7.05      Indemnification..................................................................... 52

         Section 7.06      Successor Administrative Agent...................................................... 52

         Section 7.07      Administrative Agent's Fee.......................................................... 52

         Section 7.08      Co-Agents........................................................................... 52

ARTICLE VIII          CHANGE IN CIRCUMSTANCES.................................................................. 53

         Section 8.01      Basis for Determining Interest Rate Inadequate or Unfair............................ 53

         Section 8.02      Illegality.......................................................................... 53

         Section 8.03      Increased Cost and Reduced Return................................................... 54

         Section 8.04      Substitution of Loans for Affected Euro-Dollar Loans................................ 55

         Section 8.05      Substitution of Lender.............................................................. 55

ARTICLE IX            GUARANTEE................................................................................ 56

         Section 9.01      Unconditional Guarantee............................................................. 56

         Section 9.02      Guarantee Absolute.................................................................. 56

         Section 9.03      Waivers............................................................................. 58

         Section 9.04      Subrogation......................................................................... 58

         Section 9.05      Subordination....................................................................... 59

         Section 9.06      Default; Remedies................................................................... 59

         Section 9.07      Irrevocability...................................................................... 59

         Section 9.08      Setoff.............................................................................. 60

         Section 9.09      No Marshalling...................................................................... 60

         Section 9.10      Enforcement; Amendments; Waivers.................................................... 60

         Section 9.11      Successors and Assigns.............................................................. 60

         Section 9.12      Reliance............................................................................ 61

         Section 9.13      Survival............................................................................ 61

         Section 9.14      Limitation of Subsidiary Guaranty................................................... 61

         Section 9.15      Contribution........................................................................ 61

         Section 9.16      Authorization; Other Agreements..................................................... 61

         Section 9.17      Additional Guarantors............................................................... 63

         Section 9.18      Collateral.......................................................................... 63

         Section 9.19      Costs and Expenses.................................................................. 63

         Section 9.20      Waiver of Consequential Damages..................................................... 63

ARTICLE X             MISCELLANEOUS............................................................................ 63

         Section 10.01     Notices............................................................................. 63

         Section 10.02     No Waivers.......................................................................... 64

         Section 10.03     Expenses; Taxes; Indemnification.................................................... 64

         Section 10.04     Sharing of Set-Offs................................................................. 67

         Section 10.05     Amendments and Waivers.............................................................. 68

         Section 10.06     Successors and Assigns.............................................................. 68

         Section 10.07     Collateral.......................................................................... 70

         Section 10.08     New York Law........................................................................ 70

         Section 10.09     Submission to Jurisdiction; Service of Process...................................... 71

         Section 10.10     Waiver of Trial by Jury............................................................. 71

         Section 10.11     Counterparts........................................................................ 72

         Section 10.12     Confidentiality..................................................................... 72

         Section 10.13     Survival of Warranties.............................................................. 72

         Section 10.14     Severability........................................................................ 72

         Section 10.15     Captions............................................................................ 72

                                    EXHIBITS

         Exhibit A         Form of Collateral Sharing Agreement

         Exhibit B         Form of Assignment and Acceptance

         Exhibit C         Form of Pledge and Security Agreement

         Exhibit D         Form of Notice of Borrowing

         Exhibit E         Form of Note

         Exhibit F         Form of Notice of Conversion/Continuation

         Exhibit G         Guarantor Joinder Agreement

                                    SCHEDULES

         Schedule I              Lending Offices

         Schedule II             Commitments

         Schedule 1.01(a)        Material Real Property

         Schedule 1.01(b)        Westvaco and Eastman Coal Handling Facilities

         Schedule 4.04           Ownership of Subsidiaries

         Schedule 4.14           Insurance

         Schedule 4.15           Labor Matters

         Schedule 4.18           Environmental Matters

         Schedule 5.04(a)(ii)    Existing Debt

         Schedule 5.04(b)(ii)    Existing Liens

         Schedule 5.04(b)(iv)    Existing Letters of Credit

         Schedule 5.04(c)        Existing Investments

         Schedule 5.04(d)(x)     Permitted Sale and Leaseback Transactions

                      AMENDED AND RESTATED CREDIT AGREEMENT

     This AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") dated as of November 26, 2002 among MASSEY ENERGY COMPANY (the "Borrower"), each domestic Subsidiary of the Borrower listed on the signature pages hereof as Guarantors or that becomes a party hereto pursuant to Section 9.17 hereof (individually referred to herein as a "Guarantor" and collectively, on a joint and several basis, as the "Guarantors"), the undersigned lenders (together with each lender which becomes a Lender hereunder pursuant to Section 10.06 (collectively the "Lenders")), CITICORP USA, INC., as administrative agent for the Lenders (in such capacity "Administrative Agent"), and as collateral agent for the Secured Parties (as defined below) (in such capacity, the "Collateral Agent"), PNC BANK, NATIONAL ASSOCIATION, as syndication agent (the "Syndication Agent"), and WACHOVIA BANK, NATIONAL ASSOCIATION, as documentation agent (the "Documentation Agent"), amends and restates in its entirety the Existing Credit Agreement (as defined below).

     WHEREAS, the Borrower is currently the borrower under a credit agreement dated as of November 30, 2000, with A.T. Massey Coal Company, Inc., as guarantor, Citibank, N.A., as administrative agent, PNC Bank, National Association, as syndication agent, and Wachovia Bank, National Association, as documentation agent (as amended prior to the date hereof, the "Existing Credit Agreement");

     WHEREAS, Citibank, N.A. in its capacity as Administrative Agent has assigned all of its rights and obligations under the Existing Credit Agreement and the Existing Fee Letter (as defined below) to Citicorp USA, Inc.;

     WHEREAS, it is the intent of the parties hereto that this Agreement does not constitute a novation of the rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities and such rights, obligations and liabilities shall continue and remain outstanding under this Agreement, and that this Agreement amends and restates in its entirety the Existing Credit Agreement;

     WHEREAS, the Administrative Agent, the Collateral Agent and the Administrative Agent under, and as defined in, the 364-Day Credit Agreement (as defined below) intend to enter into a Collateral Sharing Agreement (the "Collateral Sharing Agreement") in substantially the form of Exhibit A hereto, providing, among other things, for the terms under which the Collateral (as defined below) is to be shared among the Secured Parties (as defined below);

     WHEREAS, the approval of the Required Lenders under the Existing Credit Agreement is required for the effectiveness of this Agreement; and

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01 Definitions. The following terms, as used herein, have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "364-Day Credit Agreement" means the Amended and Restated 364-Day Credit Agreement, dated as of November 26, 2002, among the Borrower, the Guarantors, the lenders party thereto, the Administrative Agent and other agents party thereto.

          "364-Day Credit Agreement Lender" means a Lender (as defined in the 364-Day Credit Agreement).

          "364-Day Loans" means Loans (as defined in the 364-Day Credit Agreement).

          "Administrative Agent" has the meaning assigned to it in the recitals hereto, provided, however, that for the purposes of Article VII (other than Section 7.01) and Article X (other than Section 10.05), it shall also include the Collateral Agent.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, direct or indirect, of the power to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

          "Applicable Lending Office" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

          "Applicable Margin" means, for any Type of Loan, an interest rate per annum equal at all times during each period set forth below to the interest rate set forth opposite such period and under such Type of Loan:

                   PERIOD             BASE RATE LOANS       EURODOLLAR LOANS
          ----------------------------------------------------------------------
              Level I Period               1.25%                  2.25%
          ----------------------------------------------------------------------
              Level II Period              1.50%                  2.50%
          ----------------------------------------------------------------------
              Level III Period             2.00%                  3.00%
          ----------------------------------------------------------------------
              Level IV Period              2.50%                  3.50%
          ----------------------------------------------------------------------

          "Applicable Unused Commitment Fee Rate" means a rate per annum equal at all times during each period set forth below to the rate set forth opposite such period:

                                        APPLICABLE UNUSED
                   PERIOD              COMMITMENT FEE RATE
          ----------------------------------------------------
              Level I Period                 0.50%
          ----------------------------------------------------
              Level II Period                0.50%
          ----------------------------------------------------
              Level III Period               0.50%
          ----------------------------------------------------
              Level IV Period                0.75%
          ----------------------------------------------------

          "Approved Deposit Account" has the meaning specified in the Pledge and Security Agreement.

          "Asset Sale" has the meaning set forth in Section 5.04(d).

          "Assignee" has the meaning set forth in Section 10.03(d).

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit B.

          "AT Guaranty" means the obligations of AT Massey under the Subsidiary Guaranty.

          "AT Massey" means A.T. Massey Coal Company, Inc.

          "Bankruptcy Code" means title 11, United States Code.

          "Base Rate" means, for any day, a rate per annum equal to the Applicable Margin for Base Rate Loans plus the higher of:

          (i) the rate of interest publicly announced by Citibank in New York City from time to time as its base rate; and

          (ii) the sum of one-half percent (1/2%) plus the Federal Funds Rate for such day.

          "Base Rate Loan" means a Loan to be made by a Lender pursuant to
     Section 2.01 as a Base Rate Loan in accordance with the applicable Notice of Borrowing or pursuant to Article VIII.

          "Borrower" has the meaning set forth in the preamble to this Agreement.

          "Borrowing" has the meaning set forth in Section 1.03.

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

          "Capital Expenditures" means, for any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, excluding interest capitalized during construction and any capitalized non-cash liabilities assumed.

          "Capital Lease" means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

          "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases.

          "Cash Collateral Account" has the meaning specified in the Pledge and Security Agreement.

          "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, are rated at least "A-1" by S&P or "P-1" by Moody's, (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a), (b) and (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a), (b) and (c) above shall not exceed 180 days.

          "Citibank" means Citibank, N.A.

          "Citicorp" means Citicorp USA, Inc.

          "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any Collateral Document.

          "Collateral Documents" means the Pledge and Security Agreement, the Mortgages, the Deposit Account Control Agreements, the Control Account Agreements and any other document executed and delivered by a Loan Party pursuant to this Agreement or any Collateral Document granting a Lien on any of its property to secure payment of the Secured Obligations.

          "Commitment" has the meaning set forth in Section 2.01.

          "Consolidated Debt" means at any date the total Debt of the Borrower and its Subsidiaries, determined on a consolidated basis as of such date.

          "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any period, an amount equal to (a) Consolidated Net Income for such period plus (b) the sum of, in each case to the extent deducted in the calculation of such Consolidated Net Income but without duplication,
     (i) any income tax expense, (ii) Consolidated Interest Expense, (iii) losses from extraordinary items, (iv) depreciation, depletion, and amortization of intangibles or financing or acquisition costs, and (v) all other non-cash charges and non-cash losses for such period minus (c) the sum of, in each case to the extent added in the calculation of such Consolidated Net Income but without duplication, (i) any income tax benefit, (ii) interest income (excluding interest income already netted from the definition of Consolidated Interest Expense), (iii) gains from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets currently employed in the trade or business of the Borrower and its Subsidiaries, and (v) any other non-cash gains or non-cash items.

          "Consolidated Interest Coverage Ratio" means, with respect to the Borrower and its Subsidiaries for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

          "Consolidated Interest Expense" means, for the Borrower and its Subsidiaries for any period, total interest expense (net of interest income from overnight deposits and deposits held as cash collateral for letters of credit) for such period determined on a consolidated basis in conformity with GAAP and including, in any event, interest capitalized during construction for such period.

          "Consolidated Net Income" means, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

          "Consolidated Tangible Net Worth" means at any date the stockholders' equity of the Borrower and its Subsidiaries less their Intangible Assets, all determined as of such date on a consolidated basis in conformity with GAAP. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) in the book value of any asset owned by the Borrower or a Subsidiary, and (ii) all unamortized debt discount and expense, unamortized deferred charges (excluding longwall-related deferred charges), goodwill, patents, trademarks, service marks, trade names, copyrights, organization expenses and other intangible items.

          "Constituent Documents" means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws, operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person's Stock.

          "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos or polychlorinated biphenyls.

          "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

          "Control Account Agreement" has the meaning specified in the Pledge and Security Agreement.

          "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer for federal income tax purposes under Section 4l4(b) or 414(c) of the Code.

          "Convert," "Conversion" and "Converted" each refers to a conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.05.

          "Customary Permitted Liens" means, with respect to any Person, any of the following:

          (a) Liens with respect to the payment of taxes, assessments or governmental charges or levies in each case that are not yet due and payable or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

          (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business for amounts not yet due and payable or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

          (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, statutory obligations, sales, leases, contracts (other than for the repayment of borrowed money) and surety, appeal, customs, performance or return-of-money bonds and other similar obligations;

          (d) any matters that are or would be shown on an accurate survey, any encumbrances arising by reason of zoning restrictions, any and all matters and exceptions to title that would be shown on a title insurance commitment or in a lawyer's title opinion (excluding monetary liens), including without limitation, any easements, licenses, defects or irregularities in title, reservations (including severances, leases or reservations of oil, gas, coal, minerals or water rights), covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on title to or on the use of real property not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

          (e) encumbrances arising under leases or subleases of property that do not, in the aggregate, interfere with the ordinary conduct of the business conducted and proposed to be conducted at such property;

          (f) any interest of title of a lessor under, and liens arising from financing statements with respect to a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business;

          (g)  normal customary rights of setoff in favor of banks;

          (h)  Liens of sellers of goods under Article 2 of the UCC; and

          (i)  Liens of a collection bank under Section 4-210 of the UCC.

          "Debt" of any Person means at any date, without duplication, (i) all indebtedness of such Person for borrowed money which would be classified as a liability of such Person in accordance with GAAP on such Person's balance sheet, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (except for notes relating to self-insurance programs of the Borrower and/or its Subsidiaries which are not classified as current liabilities of the Borrower or any of its Subsidiaries) which would be classified as a liability of such Person in accordance with GAAP on such Person's balance sheet, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) the outstanding attributed principal portion of all obligations of such Person (a) as lessee under Capital Leases and (b) in respect of any financing obtained by such Person through an asset-backed securitization program, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, which obligations or any portion thereof may, in accordance with their terms, become due on or before the Termination Date, (vi) all reimbursement and other obligations with respect to drafts or other drawings under letters of credit, bankers' acceptances, Guarantees, surety bonds, performance bonds, bid bonds and performance bonds (to the extent unreimbursed), (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (viii) all Debt of others Guaranteed by such Person, and (ix) Production Payments to the extent the obligations of such Person with respect thereto would be classified as a liability of such Person in accordance with GAAP on such Person's balance sheet. The Debt of any Person shall include the Debt of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Debt. The Debt of any Person shall not include obligations of such Person relating to deposits made by others as collateral security for the payment or performance of Contractual Obligations and held by such Person in separate, segregated accounts.

          "Debt Issuance" means (i) the incurrence of Debt of the type specified in clause (i) or (ii) of the definition of "Debt" by the Borrower or any of its Subsidiaries and (ii) a Permitted Asset-Backed Financing.

          "Default" means any condition or event specified in Section 6.01 which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Deposit Account" has the meaning specified in the Pledge and Security Agreement.

          "Deposit Account Bank" has the meaning specified in the Pledge and Security Agreement.

          "Deposit Account Control Agreement" has the meaning specified in the Pledge and Security Agreement.

          "Designating Lender" has the meaning set forth in Section 10.06(f).

          "Dollars" and the sign "$" each mean the lawful money of the United States of America.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "Domestic Lending Office" means, as to each Lender, its office located at its address set forth on the Schedule I hereof or such other office as such lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

          "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of any state of the United States of America or the District of Columbia.

          "Effective Date" means November 26, 2002; provided that all the conditions in Section 3.01 and Section 3.02 shall have been satisfied or waived.

          "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, the District of Columbia, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economical Cooperation and Development (the "OECD"), or a political subdivision of any such country and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD;
     (iii) any Person engaged in the business of lending and that is an Affiliate of a Lender or of a Person of which a Lender is a subsidiary; provided that such Person is not a competitor of the Borrower or any of its Subsidiaries; and (iv) any other Person approved by the Administrative Agent and the Borrower.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment, to emissions, discharges or releases of Contaminants into the environment, including, without limitation, ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Contaminants, or to Remedial Action.

          "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute and whether arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to any environmental, health or safety condition or to any Release or threatened Release and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

          "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "Equity Issuance" means the issue or sale of any Stock of the Borrower or any Subsidiary of the Borrower to any Person other than the Borrower or any Subsidiary of the Borrower.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414(b),
     (c), (m) or (o) of the Code.

          "ERISA Event" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iii) the cessation of operations at a facility by any member of the Controlled Group in the circumstances described in Section 4062(e) of ERISA; (iv) the withdrawal by any member of the Controlled Group from a

     Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (v) the failure by any member of the Controlled Group to make a payment to a Plan required under Section 302(f)(1) of ERISA, which Section imposes a lien for failure to make required payments; (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which, in the reasonable judgment of the Borrower, might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or affiliate located at its address set forth on Schedule I hereof or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

          "Euro-Dollar Loan" means a Loan to be made by a Lender pursuant to
     Section 2.01 as a Euro-Dollar Loan in accordance with the applicable Notice of Borrowing.

          "Euro-Dollar Rate" means, for any Euro-Dollar Loan for any Interest Period, a rate per annum equal to the sum of the appropriate Applicable Margin plus the applicable LIBO Rate.

          "Euro-Dollar Reserve Percentage" of any Lender for the Interest Period for any Euro-Dollar Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Event of Default" has the meaning set forth in Section 6.01.

          "Fair Market Value" means, with respect to any asset of the Borrower or any Subsidiary at any date, the open market cash purchase price that an informed and willing purchaser would pay for such asset in an arm's length transaction to a willing and informed owner under no compulsion to sell.

          "Federal Funds Rate" means, for any day (the "accrual date"), the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on the accrual date, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the accrual date is not a Domestic Business Day, the Federal Funds Rate for the accrual date shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for the accrual date shall be the average rate quoted to each of the Reference Banks on the accrual date (or next preceding Domestic Business Day) on such transactions as determined by the Administrative Agent.

          "Federal Reserve Board" means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

          "Fee Letters" shall mean (i) the letter dated as of October 23, 2000, addressed to the Borrower from Citibank and Salomon Smith Barney Inc. and accepted by the Borrower on October 25, 2000, with respect to certain fees to be paid from time to time to Citibank (which later assigned all of its rights and obligations thereunder to Citicorp) and Salomon Smith Barney Inc. (the "Existing Fee Letter") and (ii) the letter dated as of November __, 2002, addressed to the Borrower from the Administrative Agent and Salomon Smith Barney Inc. and accepted by the Borrower on November __, 2002, with respect to certain fees to be paid from time to time to the Administrative Agent and Salomon Smith Barney Inc.

          "Financial Statements" means the financial statements of the Borrower and its Subsidiaries delivered in accordance with Section 4.05 and Section 5.01.

          "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

          "Fiscal Year" means the twelve month period ending on December 31.

          "GAAP" means generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in
     Section 4.05(a). The parties hereto acknowledge that generally accepted accounting principles may permit the Borrower to make certain elections or may otherwise change from time to time (such changed accounting principles being referred to herein as the "New GAAP"). The Borrower agrees that in the event the Borrower adopts the New GAAP, the Borrower shall promptly thereafter notify the Administrative Agent of such adoption and furnish to the Administrative Agent such explanations and/or reconciling statements, if any, as the Administrative Agent or any Lender shall reasonably request.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantied Parties" means the Lenders, the Administrative Agent and any other beneficiary of the Subsidiary Guaranty pursuant to Article IX herein.

          "Guarantor" and "Guarantors" have the meanings set forth in the preamble hereof.

          "Harman Case" means post trial proceedings, including appeals, with respect to the August 1, 2002 jury verdict in favor of Harman Mining Corp., et al., against the Borrower.

          "Hedging Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

          "Interest Period" means, with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending approximately one, two, three or six months thereafter, or, if available by all of the Lenders, ending nine months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) the Borrower shall not elect any Interest Period that would otherwise extend beyond the Termination Date.

          "Inventory" has the meaning specified in the Pledge and Security Agreement.

          "Investment" means, with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or a significant part of the assets of a business conducted by any other Person, or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person (other than an acquisition of assets constituting a Capital Expenditure),
     (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses (including deferred longwall panel costs), prepaid royalties, accounts receivable and similar items made or incurred in the ordinary course of business) or capital contribution by such Person to any other Person, including all Debt of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business, and (d) any Guarantee incurred by such Person in respect of Debt of any other Person.

          "Involuntary Disposition" means (a) any loss of or damage to property of the Borrower or any of its Subsidiaries on or after the date of this Agreement or (b) any taking of property of the Borrower or any of its Subsidiaries by any Governmental Authority.

          "Lender" means each lender listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 10.06.

          "Lending Office" means, as to any Lender, its Domestic Lending Office or its Euro-Dollar Lending Office, as the context may require.

          "Level I Period" has the meaning set forth in Section 1.04.

          "Level II Period" has the meaning set forth in Section 1.04.

          "Level III Period" has the meaning set forth in Section 1.04.

          "Level IV Period" has the meaning set forth in Section 1.04.

          "LIBO Rate" means, for the Interest Period for each Euro-Dollar Loan comprising part of the same Borrowing, an interest rate per annum (rounded upward, if necessary, to the nearest whole multiple of 1/100 of 1%) that appears on the Dow Jones Markets (Telerate) page 3750 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate) with maturities comparable to such Interest Period at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days prior to the first day of such Interest Period. In the event that such a rate does not appear on page 3750 of the Dow Jones Telerate Screen, the LIBO Rate shall be the average (rounded upwards, if necessary, to the nearest 1/100 or 1%) of the rates per annum at which dollar deposits in immediately available funds are offered to each of the Reference Banks in the London interbank market as at or about 11:00 A.M. (New York City time) two (2) Euro-Dollar Business Days prior to the beginning on such Interest Period in an amount substantially equal to such Reference Bank's Euro-Dollar Loan comprising part of such Borrowing, in each case, to be outstanding during such Interest Period and for a period equal to such Interest Period.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien on any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

          "Loan" means a Base Rate Loan or a Euro-Dollar Loan made by a Lender pursuant to Section 2.01. "Loans" means Base Rate Loans or Euro-Dollar Loans or any combination of the foregoing.

          "Loan Documents" means, collectively, this Agreement, the Notes (if any), the Subsidiary Guaranty, the Fee Letters, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing, and all amendments thereto and substitutions and replacements therefor and modifications thereof.

          "Loan Party" means each of the Borrower, each Guarantor and each Domestic Subsidiary of the Borrower that executes and delivers a Loan Document.

          "Material Adverse Change" means any material and adverse change in the business, condition (financial or otherwise) or results of operations or prospects of the Borrower and its Subsidiaries (taken as a whole).

          "Material Adverse Effect" means an effect that results in or causes a material adverse effect (i) on the business, condition (financial or otherwise), results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, which could reasonably be expected to materially and adversely affect the ability of the Borrower or the Guarantors to perform their respective obligations under the Loan Documents at any time up to and including the Termination Date, or (ii) on the legality, validity or enforceability of this Agreement or any of the other Loan Documents.

          "Material Plan" has the meaning set forth in Section 6.01(g).

          "Material Real Property" means those preparation plants identified on
     Schedule 1.01(a) hereto.

          "Moody's" means Moody's Investors Service, Inc., or its successors.

          "Mortgages" means the mortgages, deeds of trust or other real estate security documents made or required herein to be made by the Borrower or any other Loan Party.

          "Multiemployer Plan" has the meaning set forth in Sections 4201 et seq. of ERISA.

          "Net Cash Proceeds" means proceeds received by the Borrower or any of its Subsidiaries after the Effective Date in cash or Cash Equivalents from any (a) Asset Sale, other than an Asset Sale permitted under clauses (i) through (v), (vii) and (viii) of Section 5.04(d), net of (i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Debt (other than the Obligations) secured by the assets subject to such Asset Sale; provided, however, that evidence of each of (i), (ii) and (iii) above is provided to the Administrative Agent in form and substance satisfactory to it, (b) Property Loss Event or
     (c)(i) Equity Issuance (other than any such issuance of common Stock of the Borrower occurring in the ordinary course of business to any director, member of the management or employee of the Borrower or its Subsidiaries in connection with an employee incentive plan) or (ii) any Debt Issuance (other than Debt permitted under clauses (i) through (vii) of Section 5.04(a), in each case net of brokers' and advisors' fees and other costs incurred in connection with such transaction; provided, however, that in the case of this clause (c), evidence of such costs is provided to the Administrative Agent in form and substance reasonably satisfactory to it.

          "Note" has the meaning set forth in Section 2.04(c).

          "Notice of Borrowing" has the meaning set forth in Section 2.02.

          "Obligations" means the Loans and all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of a loan, guaranty, indemnification, or otherwise), present or future, arising under this Agreement, any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all fees, interest, charges, expenses, attorneys' fees and disbursements, and other sums chargeable to the Borrower under this Agreement, or any other Loan Document.

          "Other Taxes" has the meaning set forth in Section 10.03(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

          "Permitted Asset-Backed Financing" means a financing of not more than $150,000,000 in the aggregate principal amount at any one time outstanding obtained by the Borrower or any of its Subsidiaries through an asset-backed securitization program provided by an arranger selected by the Borrower or the relevant Subsidiary and reasonably acceptable to the Administrative Agent.

          "Permitted Joint Venture" means a Person:

          (a) that is a corporation, limited liability company, limited partnership, joint venture or similar limited liability legal entity hereafter formed or entered into by the Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise;

          (b) that is engaged in the same business (or any business or activities which are substantially similar, related or incidental thereto) as the Borrower or such Subsidiary; and

          (c) in respect of which the maximum amount of all obligations (in each case whether contingent or otherwise), including any contractually binding commitment to make future capital contributions, assumed by any Loan Party in respect thereof can be quantified.

          "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Borrower or any subsidiary for employees of the Borrower or any Subsidiary or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer, at least one of which is not a member of the Controlled Group, makes contributions and to which the Borrower or any Subsidiary is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

          "Pledge and Security Agreement" means an agreement, in substantially the form of Exhibit C (Form of Pledge and Security Agreement), executed by the Borrower and each Guarantor.

          "Pledged Notes" has the meaning specified in the Pledge and Security Agreement.

          "Pledged Stock" has the meaning specified in the Pledge and Security Agreement.

          "Power Mountain Preparation Plant and Reserves" means the preparation plant and related property owned by Borrower's subsidiary Power Mountain Coal Company, and the land and reserves owned by Borrower's subsidiaries Boone East Development Co. and Demeter Land Company, all affiliated with the Nicholas Energy Resource Group and located in Nicholas County, West Virginia.

          "Production Payment" means any arrangement providing for the sale, transfer or other disposition of (a) minerals (including coal and hydrocarbons) until the transferee thereof shall realize therefrom a specified amount of money (however determined) or a specified amount of such minerals (however determined) or (b) any interest in minerals (including coal and hydrocarbons) of the character commonly referred to as a "production payment".

          "Property Loss Event" means (a) any loss of or damage to property of the Borrower or any of its Subsidiaries on or after the date of this Agreement that results in the receipt by such Person of proceeds of insurance (excluding, in any event, proceeds of business interruption and liability insurance) in excess of $5,000,000 individually or $10,000,000 in the aggregate or (b) any taking of property of the Borrower or any of its Subsidiaries by any Governmental Authority that results in the receipt by such Person of a compensation payment in respect thereof in excess of $5,000,000 individually or $10,000,000 in the aggregate.

          "Projections" means those quarterly financial projections to be delivered to the Lenders by the Borrower.

          "Public Debt" means the notes issued by the Borrower pursuant to the Indenture, dated as of February 18, 1997, between Fluor Corp. and Bankers Trust Company, as Trustee, as amended by the First Supplemental Indenture, dated as of February 9, 2001.

          "Reference Banks" means Citibank and certain other Lenders to be determined by the Administrative Agent, with the approval of the Borrower.

          "Register" shall have the meaning set forth in Section 2.04(a).

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Reinvestment Deferred Amount" means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Loan Party in connection therewith that are not initially applied to prepay the Loans pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice.

          "Reinvestment Event" has the meaning set forth in Section 2.09(b).

          "Reinvestment Notice" means a written notice executed by a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through one of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Property Loss Event to effect repairs or purchase replacement assets.

          "Reinvestment Prepayment Amount" means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended or required to be expended pursuant to a Contractual Obligation entered into prior to the relevant Reinvestment Prepayment Date to acquire replacement assets useful in the Borrower's business or, in the case of a Property Loss Event, to effect repairs or purchase replacement assets.

          "Reinvestment Prepayment Date" means, with respect to any Reinvestment Event, the earlier of (a) the date occurring 180 days after such Reinvestment Event and (b) the date that is five Domestic Business Days after the date on which the Borrower shall have notified the Administrative Agent of the Borrower's determination not to effect repairs or purchase replacement assets with all or any portion of the relevant Reinvestment Deferred Amount.

          "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

          "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address the Release of any Contaminant into the environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or the environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          "Required Lenders" means at any time at least four (4) Lenders holding at least 50% of the aggregate unpaid principal amount of the Loans or, if no such Loans shall be outstanding, having at least 50% of the aggregate amount of the Commitments.

          "Requirement of Law" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

          "Restricted Payment" means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding and (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding.

          "Secured Obligations" means, (a) in the case of the Borrower, (i) the Obligations and (ii) the Obligations (as defined in the 364-Day Credit Agreement), and, (b) in the case of any other Loan Party, (i) the obligations of such Loan Party under the Subsidiary Guaranty and the other Loan Documents to which it is a party and (ii) the obligations of such Loan Party under the Subsidiary Guaranty (as defined in the 364-Day Credit Agreement) and the other Loan Documents (as defined in the 364-Day Credit Agreement) to which it is a party.

          "Secured Parties" means the Lenders, the Administrative Agent, the 364-Day Credit Agreement Lenders, the Administrative Agent under, and as defined in, the 364-Day Credit Agreement, and any other holder of any Secured Obligation.

          "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Debt, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

          "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill Incorporated, or its successors.

          "Share" means, with respect to each Lender, a fraction the numerator of which is such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments (or, at any time after the Termination Date, a fraction the numerator of which is the principal amount of such Lender's Obligations and the denominator of which is the aggregate principal amount of all the Obligations).

          "Solvent" means, with respect to any Person, that the value of the assets of such Person (at fair value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Special Purpose Financing Subsidiary" has the meaning set forth in
     Section 5.04(b)(ix).

          "SPV" has the meaning set forth in Section 10.06(f)(i).

          "Stock" means shares of capital stock (whether denominated as common stock or preferred stock) or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting.

          "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by the Borrower or one or more Subsidiaries, or by the Borrower and one or more Subsidiaries.

          "Subsidiary Guaranty" has the meaning set forth in Section 9.01.

          "Taxes" shall have the meaning set forth in Section 10.03(b).

          "Termination Date" means the earlier of (i) November 25, 2003, or (ii) the date on which the Commitments shall have been reduced to zero pursuant to Section 2.08, Section 2.09 or Section 6.01.

          "Type" means, with reference to a Loan, a Base Rate Loan or a Euro-Dollar Loan.

          "UCC" has the meaning specified in the Pledge and Security Agreement.

          "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

          "Westvaco and Eastman Coal Handling Facilities" mean those coal handling facilities described on Schedule 1.01(b).

          "Wholly-Owned Subsidiary" means, in respect of any Person, any Subsidiary of such Person, all of the Stock of which (other than director's qualifying shares, as may be required by law) is owned by such Person, either directly or indirectly through one or more Wholly-Owned Subsidiaries of such Person.

          "Withdrawal Liability" has the meaning set forth in Sections 4201 et seq. of ERISA.

          Section 1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

          Section 1.03 Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Lenders to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans and a "Base Rate Borrowing" is a Borrowing comprised of Base Rate Loans).

          Section 1.04 Pricing Levels. For purposes of this Agreement, the following terms have the following meanings, subject to the concluding paragraph of this Section 1.04:

          "Level I Period" means a period during which the long-term senior unsecured debt (or, if the Borrower's senior secured debt is rated by S&P or Moody's, the senior secured debt) rating of the Borrower is equal to or better than (i) BBB- by S&P and (ii) Baa3 by Moody's.

          "Level II Period" means a period (other than a Level I Period) during which the long-term senior unsecured debt (or, if the Borrower's senior secured debt is rated by S&P or Moody's, the senior secured debt) rating of the Borrower of the Borrower is equal to or better than (i) BB+ by S&P and
     (ii) Ba1 by Moody's.

          "Level III Period" means a period (other than a Level I Period or a Level II Period) during which the long-term senior unsecured debt (or, if the Borrower's senior secured debt is rated by S&P or Moody's, the senior secured debt) rating of the Borrower is equal to or better than (i) BB by S&P and (ii) Ba2 by Moody's.

          "Level IV Period" means any period which is not a Level I Period, a Level II Period or a Level III Period.

     If, however, at any date the Borrower's long-term senior unsecured debt (or, if the Borrower's senior secured debt is rated by S&P or Moody's, the senior secured debt) is not rated by both S&P and Moody's, then a Level IV Period shall apply.

     The credit ratings to be used for purposes of this Section 1.04 are those assigned to the long-term senior unsecured debt (or, if the Borrower's senior secured debt is rated by S&P or Moody's, the senior secured debt) of the Borrower without third-party credit enhancement. Any rating assigned to any other debt of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

          Section 1.05 Certain Terms.

          (a) The words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

          (b) References in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

          (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. If the prior written consent of the Required Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

          (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

          (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

          (f) The terms "Lender" and "Administrative Agent" include their respective successors.

                                   ARTICLE II

                                   THE CREDITS

          Section 2.01 Commitments to Lend. During the period from and including the Effective Date, to but not including the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower pursuant to this Section 2.01 from time to time amounts such that (i) the aggregate principal amount of Loans by such Lender at any one time outstanding shall not exceed the amount set forth opposite such Lender's name on Schedule II hereof or, if such Lender has entered into any Assignment and Acceptance as set forth in the recorded Assignment and Acceptance, as such amount may be reduced pursuant to Section 2.08 or Section 2.09 or assigned pursuant to Section 10.06 (such Lender's "Commitment") and (ii) the aggregate principal amount of Loans by all of the Lenders at any one time outstanding shall not exceed the aggregate amount of all of their Commitments. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused portion of the Commitments of all of the Lenders) and shall be made from the several Lenders in accordance with their respective Shares. Amounts required to be repaid pursuant to Section 2.09 shall not be reborrowed, and amounts repaid pursuant to Section 8.02 shall not be reborrowed except as provided therein. Except as otherwise provided in this Agreement, the Borrower may borrow under this Section 2.01, repay, or, to the extent permitted by Section 2.10, prepay Loans and reborrow at any time prior to but not including the Termination Date under this Section 2.01.

          Section 2.02 Notice of Borrowings.

          (a) The Borrower shall give the Administrative Agent notice in the form of Exhibit D (a "Notice of Borrowing") by telecopier, confirmed immediately in writing, not later than (x) 11:00 A.M. (New York City time) on the date of each Base Rate Borrowing, and (y) 12:00 noon (New York City time) on the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

               (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

               (ii)      the aggregate amount of such Borrowing;

               (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans;

               (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

               (v) the Borrower's long-term senior unsecured debt (or, if the Borrower's senior secured debt is rated by S&P or Moody's, the senior secured debt) ratings from S&P and Moody's in effect on the date of such Borrowing.

          (b) Anything in subsection (a) above to the contrary notwithstanding,

               (i) the Borrower may not select a Euro-Dollar Loan for any Borrowing or with respect to the Conversion or continuance of any Borrowing if the aggregate amount of such Borrowing or such Conversion or continuance is less than $5,000,000; and

               (ii) there shall be no more than five Interest Periods relating to Borrowings consisting of Euro-Dollar Loans outstanding at any time.

          Section 2.03 Notice to Lenders; Funding of Loans.

          (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's Share of such Borrowing.

          (b) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Lender shall (except as provided in subsection (c) of this Section) make available its Share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 10.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative

Agent will make the funds so received from the Lenders promptly available to the Borrower at the Administrative Agent's aforesaid address.

          (c) If any Lender makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Lender, such Lender shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Lender to the Administrative Agent as provided in subsection (b), or remitted by the Borrower to the Administrative Agent as provided in Section 2.12, as the case may be.

          (d) Except as specifically provided in Section 8.01 to the contrary, each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Euro-Dollar Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable condition set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such Borrowing when such Loan, as a result of such failure, is not made on such date.

          (e) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's Share of such Borrowing, which failure may constitute a breach of such Lender's obligations under this Agreement, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.03 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

          (f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

          Section 2.04 Register; Optional Notes.

          (a) The Administrative Agent shall maintain a register for the recordation of the names and addresses of the Lenders and the Commitment of and the principal amount of the Loans owing to each Lender from time to time (the "Register") and shall retain a copy of each assignment delivered to and accepted by it. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (b) The Register maintained by the Administrative Agent shall include a control account and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date, amount and tenor, as applicable, of each Borrowing, the type of Borrowing and the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.

          (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from Loans owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement, or otherwise) the Base Rate Loans or Euro-Dollar Loans owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note in the form of Exhibit E (each a "Note"; collectively, the "Notes"), registered in the name of such Lender, in a principal amount equal to the aggregate principal amount of the Commitment of such Lender; provided, however, that the execution and delivery of such Notes shall not be a condition precedent to making of any Borrowing under this Agreement.

          Section 2.05 Voluntary Conversion or Continuation of Loans.

          (a) The Borrower may on any Domestic Business Day, upon notice given to the Administrative Agent not later than 12:00 noon (New York City time) on the third Euro-Dollar Business Day prior to the date of the proposed conversion or continuance (a "Notice of Conversion/Continuation"), in substantially the form of Exhibit F, and subject to the provisions of Section 2.02(b) and Article VIII, (1) Convert all Loans of one Type comprising the same Borrowing into Loans of another Type and (2) upon the expiration of any Interest Period applicable to Loans which are Euro-Dollar Loans, continue all (or, subject to Section 2.02(b) and Article VIII, any portion of) such Loans as Euro-Dollar Rate Loans and the succeeding Interest Period(s) of such continued Loans shall commence on the last day of the Interest Period of the Loans to be continued; provided, however, that any Conversion of any Euro-Dollar Loans into Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such Euro-Dollar Loans unless the Borrower simultaneously pays all amounts required to be paid pursuant to Section 10.03(d). Each such Notice of Conversion/Continuation shall, within the restrictions specified above, specify (i) the date of such continuation or Conversion, (ii) the Loans (or, subject to Section 2.02(b), any portion thereof) to be continued or Converted, (iii) if such continuation is of, or such Conversion is into, Euro-Dollar Loans, the duration of the Interest Period for each such Loan, and (iv) in the case of a continuation of or a Conversion into a Euro-Dollar Loan, that no Event of Default has occurred and is continuing.

          (b) If upon the expiration of the then existing Interest Period applicable to any Loan which is a Euro-Dollar Loan, the Borrower shall not have delivered a Notice of Conversion/Continuation in accordance with this Section 2.05, then such Loan shall upon such expiration automatically be Converted to a Base Rate Loan.

          (c) After the occurrence of and during the continuance of an Event of Default, the Borrower may not elect to have a Loan be made or continued as, or Converted into, a Euro-Dollar Loan after the expiration of any Interest Period then in effect for that Loan and any Euro-Dollar Loans then in effect shall automatically be converted to a Base Rate Loan at the expiration of the then existing Interest Period applicable to any such Euro-Dollar Rate Loan.

          Section 2.06 Interest Rates.

          (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable in arrears quarterly on the last day of each March, June, September and December during such period and on such date as such Base Rate Loan shall be Converted or paid in full.

          (b) (i) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the applicable Euro-Dollar Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

               (ii) The Borrower shall pay to each Lender additional interest on the unpaid principal amount of each Euro-Dollar Loan of such Lender, from the date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder (rounded upwards, if necessary, to the next higher 1/100 of 1%) obtained by subtracting (i) the LIBO Rate for the Interest Period for such Loan, from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the Euro-Dollar Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Loan. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent.

          (c) Notwithstanding the rates of interest specified in this Section
2.06 or elsewhere herein, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans shall bear interest, payable on demand, for each day from and including the date payment thereof was due, to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the applicable interest rate then in effect for such day or (ii) the Base Rate for such day.

          (d) The Administrative Agent shall determine each interest rate applicable (pursuant to this Agreement) to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Lender by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          Section 2.07 Unutilized Commitment Fees. The Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Shares, an unused commitment fee at the Applicable Unused Commitment Fee Rate on the daily average aggregate amount by which the Commitments exceed the outstanding principal amount of Loans. Such unused commitment fee shall accrue from and including the Effective Date or, in the case of any Lender that becomes party hereto in accordance with Section 10.06, from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender, to but excluding the Termination Date, and shall be payable (i) quarterly in arrears on each March 31, June 30, September 30 and December 31 prior to the Termination Date and (ii) on the Termination Date.

          Section 2.08 Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' prior notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the respective Commitments of the Lenders in accordance with their respective Shares; provided, however, that each partial reduction shall be in an aggregate amount of not less than $2,000,000 or an integral multiple of $500,000 in excess thereof, and provided, further, that any such termination or commitment reduction shall be applied first, to the termination of, or the reduction of Commitments (as defined in the 364-Day Credit Agreement) under, the 364-Day Credit Agreement, and then, to the termination of, or the reduction of Commitments under, this Agreement. The Lenders shall have no obligation to reinstate or increase any Commitment amounts terminated or reduced pursuant to this Section 2.08.

          Section 2.09 Mandatory Termination of Commitments.

          (a) The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date. The aggregate outstanding principal amount of the Loans shall at no time exceed the aggregate of the Commitments. If on any date on which the Commitments are reduced the aggregate outstanding principal amount of the Loans exceeds the aggregate of the Commitments as so reduced, then the Borrower shall be obligated to repay (together with accrued interest to the date of repayment) on such date a principal amount of the Loans equal to such excess.

          (b) The then current Commitments shall be reduced on each date on which a prepayment of Loans is made pursuant to Section 2.11(a) (other than any prepayment arising from an Asset Sale made pursuant to Section 5.04(d)(ix) or from any financing permitted under Section 5.04(a)(ix) secured by Liens on either of the Westvaco and Eastman Coal Handling Facilities) or would be required to be made had the outstanding Loans equaled the Commitments then in effect, in each case in the amount of such prepayment (or deemed prepayment) (and the Commitment of each Lender shall be reduced by its Share of such amount); provided, however, that, if such repayment was made from the Net Cash Proceeds of (i) a Property Loss Event in respect of which the Borrower has delivered a Reinvestment Notice to the Administrative Agent (a "Reinvestment Event"), the Commitments shall not be reduced by such prepayment to the extent of the Reinvestment Deferred Amount of such Reinvestment Event until the Reinvestment Prepayment Date corresponding thereto and, on such Reinvestment Prepayment Date, the Commitments shall be reduced only to the extent of the Reinvestment Prepayment Amount applicable to such Reinvestment Event, if any,
(ii) a Permitted Asset-Backed Financing, the Commitments shall only be reduced by (A) 25% of the initial Net Cash Proceeds received in respect of any such financing and (B) 25% of any additional Net Cash Proceeds received from any subsequent increase in the principal amount of such financing, provided, that the aggregate amount of such additional Net Cash Proceeds received since the last prepayment in respect of such financing equals, or is greater than, $2,500,000, and (iii) an Asset Sale pursuant to Section 5.04(d)(x), the Commitments shall only be reduced by 25% of the Net Cash Proceeds received in respect of any such Asset Sale.

          Section 2.10 Optional Prepayments.

          (a) The Borrower may, upon same day's notice to the Administrative Agent, prepay any Base Rate Loan in whole at any time, or from time to time in part in amounts aggregating $2,000,000 or any larger multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided, however, that any such prepayment shall be applied first, to prepay Base Rate Loans under the 364-Day Credit Agreement, and then, to prepay Base Rate Loans under this Agreement.

          (b) The Borrower may, upon at least two Euro-Dollar Business Days' notice to the Administrative Agent, prepay the Euro-Dollar Loans comprising any Borrowing in whole at any time, or from time to time in part in amounts aggregating $2,000,000 or any larger multiple of $500,000, by paying the sum of
(i) the principal amount to be prepaid together with accrued interest thereon to the date of prepayment, plus (ii) all amounts required to be paid pursuant to Section 10.03(d); provided, however, that any such prepayment shall be applied first, to prepay Euro-Dollar Loans under the 364-Day Credit Agreement, and then, to prepay Euro-Dollar Loans under this Agreement

          (c) Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's Share of such prepayment and such notice shall not thereafter be revocable by the Borrower. Each optional prepayment shall be applied to prepay the Loans of the several Lenders included in such Borrowing in accordance with their respective Shares.

          Section 2.11 Mandatory Prepayments.

          (a) Within one Business Day after receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds arising from an Asset Sale, Property Loss Event, Debt Issuance or Equity Issuance, the Borrower shall prepay the Loans in an amount equal to 100% of such Net Cash Proceeds. Any such mandatory prepayment shall be applied in accordance with clause (b) below.

          (b) Subject to the provisions of Section 2.12, any prepayments made by the Borrower required to be applied in accordance with this clause (b) shall be applied first, to repay the outstanding principal balance of the 364-Day Loans and then, to repay the outstanding principal balance of the Loans under this Agreement. All repayments of Loans required to be made pursuant to this clause
(b) shall result in a permanent reduction of the Commitments to the extent provided in Section 2.09(b).

          Section 2.12 Payments and Computations

          (a) The Borrower shall make each payment of principal of and interest on the Loans, and of additional compensation hereunder, not later than 3:00 P.M. (New York City time) on the date when due, in federal or other immediately available funds, without set-off, counterclaim or deduction of any kind, to the Administrative Agent at its address referred to in Section 10.01. Whenever any payment of fees or principal of or interest on the Base Rate Loans, or of additional compensation, shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day, and such extension of time shall in such case be included in the computation of payment of interest or additional compensation. Whenever any payment of principal of or interest on the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 2.04(b), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of clause (c) below (or required to be applied in accordance with Section 2.11(b)), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows: first, to pay the principal of, and interest on, any portions of the 364-Day Loans the Administrative Agent may have advanced pursuant to the express provisions of the 364-Day Credit Agreement on behalf of any 364-Day Credit Agreement Lender, for which the Administrative Agent has not then been reimbursed by such 364-Day Credit Agreement Lender or the Borrower, second, to pay the principal of, and interest on, any portions of the Loans the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, third, to pay all other Secured Obligations then due and payable under the 364-Day Credit Agreement, fourth, to pay all other Secured Obligations then due and payable under this Agreement, and then, as the Borrower so designates. Payments in respect of the Loans received by the Administrative Agent shall be distributed to each Lender in accordance with such Lender's Share of the Commitments; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Shares.

          (c) The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Secured Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding the provisions of Section 2.11(b) and clause (b) above, the Administrative Agent may, and, upon either (A) the written direction of the Required Lenders or (B) the acceleration of the Obligations pursuant to Section 6.01, shall apply all payments in respect of any Secured Obligations and all funds on deposit in any Cash Collateral Account and all other proceeds of Collateral in the order provided for in the Collateral Sharing Agreement.

          Section 2.13 Computation of Interest and Fees. Interest based on the Base Rate (unless computed by reference to the Federal Funds Rate) shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest hereunder (including the Base Rate if computed by reference to the Federal Funds Rate) shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). All fees hereunder shall be computed on the basis of a year of 360 days and 30 day months (including the first day but excluding the last day).

          Section 2.14 Place of Loans. All Loans shall be disbursed and be payable at the office of the Administrative Agent, at its address set forth in
Section 10.01.

                                   ARTICLE III

                   CONDITIONS TO EFFECTIVENESS AND BORROWINGS

          Section 3.01 Conditions Precedent to Effectiveness. The effectiveness of the Agreement is subject to the satisfaction or due waiver in accordance with
Section 10.05 of each of the following conditions precedent:

          (a) Certain Documents. The Administrative Agent shall have received on or prior to the Effective Date each of the following, each dated the Effective Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

               (i) this Agreement, duly executed and delivered by the Borrower and each Domestic Subsidiary and, for the account of each Lender requesting the same, a Note or Notes of the Borrower conforming to the requirements set forth herein;

               (ii) the Pledge and Security Agreement, duly executed by the Borrower and each Guarantor, together with each of the following:

                         (1) evidence satisfactory to the Administrative Agent that, upon the filing and recording of instruments delivered on or prior to the Effective Date, the Collateral Agent (for the benefit of the Secured Parties) shall have a valid and perfected first priority security interest (subject to Customary Permitted Liens and certain existing Liens identified on Schedule 5.04(b)(ii)) in all Collateral (other than the Material Real Properties (which will be provided post-closing pursuant to Section 5.03(j)), including (x) such documents duly executed by each Loan Party as the Administrative Agent may request with respect to the perfection of its security interests in the Collateral (including financing statements under the UCC, patent, trademark and copyright security agreements suitable for filing with the Patent and Trademark Office or the Copyright Office, as the case may be, and other applicable documents under the laws of any jurisdiction with respect to the perfection of the Collateral Agent's Liens created by the Pledge and Security Agreement) and the payment of all filing and recording fees and taxes related thereto and (y) copies of UCC search reports as of a recent date listing all effective financing statements that name each Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those that shall be terminated on the Effective Date or are otherwise permitted hereunder;

                         (2) share certificates representing all of the certificated Pledged Stock being pledged pursuant to such Pledge and Security Agreement and stock powers for such share certificates executed in blank; and

                         (3) all instruments representing any Pledged Notes being pledged pursuant to such Pledge and Security Agreement duly endorsed in favor of the Collateral Agent or in blank;

               (iii) the Collateral Sharing Agreement, duly executed by the Administrative Agent, the Collateral Agent and the Administrative Agent under, and as defined in, the 364-Day Credit Agreement;

               (iv) a copy of the Borrower's Certificate of Incorporation, certified as of a recent date by the Secretary of State of the State of Delaware and good standing certificates for the Borrower from the Secretary of State of the State of Delaware and the Virginia State Corporation Commission;

               (v) a copy of each Guarantors' Articles of Incorporation, certified as of a recent date by the Secretary of State of the state of organization of such Guarantor and a good standing certificate for each Guarantor from the Secretary of State of the state of organization of such Guarantor;

               (vi) an opinion of (A) Hunton & Williams, counsel for the Borrower, dated as of the Effective Date, and (B) counsel to the Loan Parties in New York, Delaware, Virginia and West Virginia, in each case addressed to the Administrative Agent and the Lenders and addressing such other matters as any Lender through the Administrative Agent may reasonably request;

               (vii) an opinion of the General Counsel of the Borrower, dated as of the Effective Date;

               (viii) an opinion of counsel from Weil, Gotshal & Manges LLP, counsel for the Administrative Agent, dated as of the date hereof;

               (ix) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party that has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to clauses (iii) and (v) above;

               (x) a compliance certificate with respect to the financial covenants contained in Section 5.02 executed by the Borrower's chief financial officer, in form and substance satisfactory to the Administrative Agent;

               (xi) a certificate of an authorized officer of the Borrower to the effect that since October 31, 2001 there has been no Material Adverse Change;

               (xii) a revocation by an authorized officer of the Borrower of the Borrower's November 6, 2002 election to convert the outstanding Loans to term loans;

               (xiii) evidence satisfactory to the Administrative Agent that the insurance policies required by Section 5.03(e) and any Collateral Document are in full force and effect, together with endorsements naming the Collateral Agent, on behalf of the Secured Parties, as an additional insured or loss payee under all insurance policies existing on the Effective Date with respect to the properties of the Borrower and its Subsidiaries; and

               (xiv) such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request.

          (b) Fee and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before the Effective Date (including all such fees described in the Fee Letters).

          (c) Consents, Etc. Each of the Borrower and its Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrower and its Subsidiaries lawfully (i) to execute, deliver and perform, in all material respects, their respective obligations hereunder and under the Loan Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith and (ii) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents.

          Section 3.02 Conditions Precedent to Each Borrowing . The obligation of each Lender to make a Loan on the occasion of a Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that:

          (a) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing with respect thereto in accordance with Section 2.02.

          (b) Representations and Warranties. On the date of such Borrowing the following statements shall be true (and each of the giving of the Notice of Borrowing, and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

               (i) except to the extent provided below, each of the representations and warranties of the Borrower contained in Article IV are true and correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case such representation or warranty is correct as of such earlier date; and

               (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes a Default or Event of Default.

          (c) No Legal Impediments. The making of the Loans on such date does not violate any Requirement of Law on the date of or immediately following such Loan and is not enjoined, temporarily, preliminarily or permanently.

          (d) Margin Stock. After applying the proceeds of such Borrowing, not more than 25% of the value (as determined by any reasonable method permitted by Regulation U) of the Borrower's assets subject to the provisions of Section 5.04(g) shall be represented by "margin stock" (as defined in Regulation U).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants that:

          Section 4.01 Corporate Existence and Power; Compliance with Law.

          (a) Each of the Borrower and its Subsidiaries (i) is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all corporate, limited liability company or partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, (ii) is duly qualified to do business as a foreign corporation, limited liability company or partnership and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, and (iii) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted.

          (b) Each of the Borrower and its Subsidiaries (i) is in compliance with its Constituent Documents and (ii) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not in the aggregate have a Material Adverse Effect and (iii) has all necessary permits, licenses, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not in the aggregate have a Material Adverse Effect.

          Section 4.02 Corporate, Limited Liability Company, Partnership and Governmental Authorization; Contravention. The execution, delivery and performance by the Borrower and the Guarantors of this Agreement and by the Borrower of the Notes and the consummation of the transactions contemplated thereby (i) are within the Borrower's and Guarantors' corporate, limited liability company or partnership power, as applicable, (ii) have been, or at the time of delivery thereof pursuant to Article III (Conditions to Effectiveness and Borrowings) duly authorized by all necessary corporate, limited liability company or partnership action, including the consent of shareholders where required, (iii) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those that have been or will be, prior to the Effective Date, obtained or made and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents, and (iv) do not and will not contravene or constitute a default under any provision of Requirement of Law (including Regulations T, U and X of the Federal Reserve Board), or of the Constituent Documents of the Borrower or the Guarantors, as applicable, or of any Contractual Obligation, judgment, injunction, order or decree binding upon the Borrower or the Guarantors or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents.

          Section 4.03 Binding Effect. This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          Section 4.04 Ownership of Subsidiaries. Set forth on Schedule 4.04 (Ownership of Subsidiaries) is a complete and accurate list showing, as of the Effective Date, all Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of its organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Effective Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower. No Stock or any Subsidiary of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase of any similar right. All of the outstanding Stock of each Subsidiary of the Borrower owned (directly or indirectly) by the Borrower has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Borrower or a Subsidiary of the Borrower, free and clear of all Liens (other than the Lien in favor of the Secured Parties created pursuant to the Pledge and Security Agreement), options, warrants, rights of conversion or purchase or any similar rights.

Neither the Borrower nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents. The Borrower does not own or hold, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by Section 5.04(c).

          Section 4.05 Financial Information

          (a) The consolidated balance sheets of the Borrower and its Subsidiaries as of October 31, 2001 and as of September 30, 2002 and the related consolidated statements of earnings and of cash flow for the fiscal year and nine months then ended, a copy of which has been delivered to each of the Lenders, each fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Subsidiaries as of such date and their consolidated results of operations and changes in financial position for the period then ended.

          (b) The Projections have been prepared by the Borrower in light of the past operations of its business, and reflect quarterly projections for the quarterly periods the subject thereof. The Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of current conditions and current facts known to the Borrower and, as of the date thereof, reflect the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein.

          (c) There exists no Material Adverse Change since October 31, 2001.

          Section 4.06 Solvency. Both before and after giving effect to (a) the Loans to be made or extended on the Effective Date or such other date as Loans requested hereunder are made, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, and (c) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower is Solvent.

          Section 4.07 Litigation. There is no action, suit or proceeding pending or to the knowledge of the Borrower threatened against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any Governmental Authority which, if adversely determined, would have a Material Adverse Effect.

          Section 4.08 Compliance with ERISA.

          (a) The Borrower and its Subsidiaries have fulfilled their obligations under the minimum funding standards of ERISA, including, without limitation, the obligations under Section 302(e) of ERISA, with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA, noncompliance with which could reasonably be expected to have a Material Adverse Effect;

          (b) No ERISA Event which might result in liability of any member of the Controlled Group in excess of $15,000,000 (other than for premiums payable under Title IV of ERISA) has occurred or is reasonably expected to occur with respect to any Plan;

          (c) Schedule B (Actuarial Information) to the most recently completed annual report prior to the Effective Date (Form 5500 Series) for each Plan, which report has been filed with the Internal Revenue Service by any member of the Controlled Group, copies of which have been furnished to the Administrative Agent, is complete and, to the best knowledge of the Borrower, accurate, and since the date of such Schedule B there has been no material adverse change in the funding status of any such Plan; and

          (d) No member of the Controlled Group has incurred any Withdrawal Liability to any Multiemployer Plan which has not been satisfied or which is or might be in excess of $15,000,000.

          Section 4.09 Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary other than any such taxes or assessments being presently contested in good faith and other than where the failure to so file or pay would not have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

          Section 4.10 No Burdensome Restrictions; No Defaults

          (a) Neither the Borrower nor any of its Subsidiaries (i) is a party to any Contractual Obligation the compliance with one or more of which would have, in the aggregate, a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under Section 5.04(b) on the assets of any thereof or (ii) is subject to one or more charter or corporate, limited liability company or partnership restrictions that would, in the aggregate, have a Material Adverse Effect.

          (b) Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of a Loan Party, other than, in either case, those defaults that, in the aggregate, would not have a Material Adverse Effect.

          (c) No Default or Event of Default has occurred and is continuing.

          (d) To the knowledge of the Borrower, there are no Requirements of Law applicable to any Loan Party or any Subsidiary of any Loan Party the compliance with which by such Loan Party or such Subsidiary, as the case may be, would, in the aggregate, have a Material Adverse Effect.

          Section 4.11 Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "holding company," or an "affiliate" or a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Company Act of 1935, as amended.

          Section 4.12 Intellectual Property. The Borrower and its Subsidiaries own or license or otherwise have the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights (including all Intellectual Property as defined in the Pledge and Security Agreement), except for those the failure to own or have such right to use would not have a Material Adverse Effect, that are necessary for the operations of their respective businesses, without, to the Borrower's knowledge, infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of the Borrower or any of its Subsidiaries. To the Borrower's knowledge, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened (except infringements, conflicts, claims or litigation that, in the aggregate, would not have a Material Adverse Effect).

          Section 4.13 Use of Proceeds. The proceeds of the Loans are being used by the Borrower solely (a) for the payment of transaction costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby and (b) for working capital and general corporate purposes.

          Section 4.14 Insurance. All policies of insurance of any kind or nature maintained by the Borrower or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are described on Schedule 4.14 attached hereto.

          Section 4.15 Labor Matters

          (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving the Borrower or any of its Subsidiaries, other than those that, in the aggregate, would not have a Material Adverse Effect.

          (b) There are no unfair labor practices, grievances or complaints pending, or, to the Borrower's knowledge, threatened, against or involving the Borrower or any of its Subsidiaries, nor are there any arbitrations or grievances threatened involving the Borrower or any of its Subsidiaries, other than those that, in the aggregate, would not have a Material Adverse Effect.

          (c) Except as set forth on Schedule 4.15 (Labor Matters), as of the Effective Date, there is no collective bargaining agreement covering any employee of the Borrower or its Subsidiaries.

          Section 4.16 Business of Borrower; Properties. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. The Borrower and its Subsidiaries have good title to or valid leasehold estates in their respective properties and assets as reflected in the most recent financial statements delivered pursuant to Section 5.01, except for assets disposed of since the date thereof.

          Section 4.17 No Misleading Statements. Neither any of the financial statements of the Borrower referenced in Section 4.05(a) nor any other document furnished in connection with clauses (a),(b),(c), (d), (e),(h),(i) and (l) of
Section 5.01 (but excluding any such document or portion thereof containing financial projections or other forward looking statements) by the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with this Agreement contained any misstatement of material fact or omitted to state a material fact necessary to make the statements contained therein not misleading.

          Section 4.18 Environmental Matters.

          (a) Except as disclosed prior to the Effective Date in the Borrower's filings with the Securities and Exchange Commission, the operations of the Borrower and each of its Subsidiaries have been and are in compliance with all

Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that, in the aggregate, would not reasonably be likely to have a Material Adverse Effect.

          (b) Except as disclosed prior to the Effective Date in the Borrower's filings with the Securities and Exchange Commission, none of the Borrower or any of its Subsidiaries or any real property currently or, to the knowledge of the Borrower, previously owned, operated or leased by or for the Borrower or any of its Subsidiaries is subject to any pending or, to the knowledge of the Borrower, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that, in the aggregate, would not reasonably be likely to have a Material Adverse Effect.

          (c) Except as disclosed on Schedule 4.18 (Environmental Matters), none of the Borrower or any of its Subsidiaries is a treatment, storage or disposal facility requiring a Permit under the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the regulations thereunder, or any state analog.

          (d) There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of the Borrower, or of real property owned, operated or leased by the Borrower or any of its Subsidiaries, likely to have a Material Adverse Effect that are not specifically included in the financial information furnished to the Lenders.

          (e) Except as disclosed on Schedule 4.18(Environmental Matters), as of the date hereof, no Environmental Lien has attached to any property of the Borrower or any of its Subsidiaries and, to the knowledge of the Borrower, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property which would take preference or priority over any Lien in favor of the Collateral Agent securing the Secured Obligations.

                                    ARTICLE V

                                    COVENANTS

     The Borrower and each Guarantor agrees that, so long as any Lender has any Obligation or any Commitment remains outstanding and, in each case, unless the Required Lenders otherwise consent in writing:

          Section 5.01 Information. The Borrower will deliver to each of the
Lenders:

          (a) as soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young LLP or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 55 days after the end of each of the first three quarters of each fiscal year of the Borrower, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of earnings and cash flow for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, as set forth in the Borrower's quarterly report for the fiscal quarter then ended as filed with the Securities and Exchange Commission on Form 10-Q, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;

          (c) as soon as available and in any event within 30 days after the start of each fiscal quarter of the Borrower, a consolidated budget and forecast of the Borrower and its Subsidiaries as of the start of such fiscal quarter for such fiscal quarter;

          (d) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower
(i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.02 on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, (iii) describing the parties, subject matter, and nature and amount of relief granted to the prevailing party in any litigation or proceeding in which a final judgment or order which is either for the payment of money in an amount equal to or exceeding $20,000,000 or which grants any non-monetary relief to the prevailing party therein was rendered against the Borrower or any Subsidiary (whether or not satisfied or stayed) during the fiscal quarter ended on the date of such certificate, and (iv) setting forth the Borrower's long-term senior unsecured debt (or, if the Borrower's senior secured debt is rated by S&P or Moody's, the senior secured debt) ratings from S&P and Moody's in effect on the date of such financial statements;

          (e) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, an annual statement of the firm of independent public accountants which reported on such statements (i) to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (d) above;

          (f) forthwith upon knowledge of the occurrence of any Default or Event of Default, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (g) Promptly after the commencement thereof, the Borrower shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting the Borrower or any of its Subsidiaries that (i) seeks injunctive or similar relief or (ii) in the reasonable judgment of the Borrower or such Subsidiary, exposes the Borrower or such Subsidiary to liability (other than Environmental Liabilities and Costs) in an amount aggregating $5,000,000 or more for any group of such actions, suits and proceedings arising from any single event or series of related events or that, if adversely determined, would have a Material Adverse Effect.

          (h) The Borrower shall provide the Administrative Agent promptly and in any event within 10 days after the Borrower or any Subsidiary obtaining knowledge of any of the following, written notice of each of the following:

               (i) that any Loan Party is or may be liable to any Person as a result of a Release or threatened Release that could reasonably be expected to subject the Loan Parties collectively to Environmental Liabilities and Costs of $10,000,000 or more prior to the Termination Date;

               (ii) the receipt by any Loan Party of notification that any real or personal property of such Loan Party is subject to any Environmental Lien, or the discovery of action by a Governmental Authority that is reasonably expected to result in an Environmental Lien, that could take preference or priority over any lien in favor of the Collateral Agent securing the Secured Obligations;

               (iii) the receipt by any Loan Party of any notice of violation of or potential liability under, or knowledge by such Loan Party that there exists a condition that could reasonably be expected to result in a violation of or liability under, any Environmental Law (except reclamation requirements under the Surface Mining Control and Reclamation Act), except for violations and liabilities the consequence of which, in the aggregate, would not be reasonably likely to subject the Loan Parties collectively to Environmental Liabilities and Costs of $10,000,000 or more;

               (iv) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, that, if adversely determined, would have a reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $10,000,000 or more prior to the Termination Date for any group of such judicial or administrative proceedings or investigations arising from any single event or series of related events; and

               (v) any proposed action by any Loan Party or any of its Subsidiaries or any proposed change in Environmental Laws that has a reasonable likelihood of requiring the Loan Parties to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that would cost $5,000,000 or more or subject the Loan Parties to additional Environmental Liabilities and Costs of $5,000,000 or more prior to the Termination Date.

          (i) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (j) promptly upon the filing thereof, copies of (i) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower or any Subsidiary shall have filed with the Securities and Exchange Commission, and (ii) all other reports which the Borrower or any Subsidiary shall have filed with the Securities and Exchange Commission or any national securities exchange, unless the Borrower or such Subsidiary is not permitted to provide copies thereof to the Lenders pursuant to applicable laws or regulations;

          (k) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plans which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability in excess of $15,000,000 under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

          (l) promptly upon the Borrower's obtaining knowledge thereof, notice of any withdrawal or change or proposed withdrawal or change in the long-term senior unsecured debt (or, if the

Borrower's senior secured debt is rated by S&P or Moody's, the senior secured debt) rating of the Borrower assigned by S&P or Moody's; and

          (m) from time to time such additional information regarding the financial position or business of the Borrower or any Subsidiary as the Administrative Agent, at the reasonable request of any Lender, may request.

          Section 5.02 Financial Covenants.

          (a) The Borrower shall maintain a ratio of Consolidated Debt to Consolidated EBITDA, as determined on a rolling four quarter basis, of not more than 3.5 to 1.0.

          (b) The Borrower shall maintain a Consolidated Interest Coverage Ratio, as determined on the last day of each fiscal quarter, for the four fiscal quarters ending on such day, of not less than 4.25 to 1.0.

          (c) The Borrower shall maintain during each fiscal quarter a Consolidated Tangible Net Worth of not less than the sum of (i) $700,000,000 plus (ii) for each fiscal quarter after October 31, 2000, 25% of Consolidated Net Income, if positive, for each such fiscal quarter.

          (d) The Borrower shall not make or incur, or permit to be made or incurred, Capital Expenditures during the period from October 1, 2002 through November 25, 2003, to be, in the aggregate, in excess of the maximum amount of $148,000,000, provided, however, that, in any event, up to $15,000,000 may be used to acquire, construct and/or operate certain coal handling or management facilities without being included in the calculation of Capital Expenditures incurred.

          Section 5.03 Affirmative Covenants.

          (a) Preservation of Corporate Existence, Etc. The Borrower will preserve, renew and keep in full force and effect, and will cause each Loan Party to preserve, renew and keep in full force and effect, their respective corporate, limited liability company or partnership existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.03(a) shall prevent the Borrower or any Loan Party from (i) merging into, consolidating with, or selling, leasing or otherwise transferring all of its assets to the Borrower or a Subsidiary or into, with or to any Person in accordance with
Section 5.04(d) and Section 5.04(g), or (ii) abandoning or disposing of any of its property or abandoning or terminating any right or franchise if (A) such abandonment, disposition or termination does not violate any other provision of this Agreement and (B) all such abandonments, dispositions and terminations do not in the aggregate have a Material Adverse Effect.

          (b) Compliance with Laws, Etc. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all Requirements of Law (including, without limitation, ERISA, Environmental Laws and the rules and regulations thereunder), except where failure to so comply would not have a Material Adverse Effect.

          (c) Conduct of Business The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by the Borrower or such Subsidiaries on the date hereof and any business or activities which are substantially similar, related or incidental thereto, except to the extent otherwise permitted hereunder.

          (d) Payment of Taxes, Etc. The Borrower will pay, and will cause each Subsidiary to pay, before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or any of its properties, except where the same may be contested in good faith by appropriate proceedings, or where any failure to so pay would not have a Material Adverse Effect, and the Borrower will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of the same.

          (e) Maintenance of Properties and Insurance. The Borrower will keep, and will cause each Subsidiary to maintain and preserve (i) all material items of property necessary in its business in good working order and condition, ordinary wear and tear and damage from casualty and condemnation excepted, (ii) all material rights, permits, licenses, approvals and privileges (including all Permits) used or necessary in the conduct of its business as then being conducted and (iii) all registered patents, trademarks, trade names, copyrights and service marks necessary in the conduct of its business as then being conducted. The Borrower will maintain, and will cause each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in at least such amounts and against at least such risks as are usually insured against by companies of established repute engaged in the same or similar business as the Borrower or such Subsidiary and owning similar assets ("Industry Standards"), except where such risks are covered by self insurance so long as the amount of such self insurance and the risks covered thereby are consistent with Industry Standards or the Borrower's and such Subsidiary's past practices as they exist on the Effective Date. The Borrower will promptly furnish to the Lenders such information as to insurance carried or self insurance maintained as may be reasonably requested in writing by the Administrative Agent on behalf of any Lender. The Borrower will cause all insurance covered under this paragraph (e) to name the Collateral Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation or material change in coverage shall be effective until after 30 days' written notice thereof to the Collateral Agent.

          (f) Keeping of Records; Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in accordance with GAAP consistently applied; and will permit, and will cause each Subsidiary to permit, the Administrative Agent, Collateral Agent, and any of the Lenders, or any agents or representatives of the Administrative Agent, Collateral Agent and any Lender, at the such Administrative Agent's, Collateral Agent's or Lender's expense, to visit and inspect any of their respective properties, to examine any of their respective books and records and (subject to Section 10.12) to discuss their respective affairs, finances and accounts with any of their respective officers, directors, employees and independent public accountants, all at such times and as often as may reasonably be desired, in each case upon reasonable notice and during normal business hours.

          (g) Application of Proceeds. The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 4.13. None of such proceeds will be used in violation of any applicable Requirement of Law.

          (h) Environmental. The Borrower shall, and shall cause all of its Subsidiaries to, comply in all material respects with Environmental Laws and, without limiting the foregoing, the Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of the Borrower and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $10,000,000 in the aggregate, take such Remedial Action and undertake such investigation or other action as required by Environmental Laws or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event and otherwise ensure compliance with Environmental Laws.

          (i) Additional Collateral and Guaranties To the extent not delivered to the Administrative Agent on or before the Effective Date, the Borrower agrees to do promptly each of the following:

               (i) execute and deliver, and cause its Domestic Subsidiaries, to execute and deliver, to the Administrative Agent such supplements, amendments and joinders to the Collateral Documents as the Administrative Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Stock and Stock Equivalents and other debt Securities of any Loan Party or Subsidiary thereof that are owned by such Loan Party or such Subsidiary and requested to be pledged by the Administrative Agent; provided, however, that, unless otherwise agreed by the Borrower and the Administrative Agent, in no event shall any Loan Party be required to pledge in excess of 65% of the outstanding Voting Stock of any Subsidiary of any Loan Party that is not a Domestic Subsidiary or, unless such Stock is otherwise held by the Borrower or any other Guarantor, any of the Stock of any Subsidiary of such Subsidiary; and provided, further, that, unless otherwise agreed by the Borrower and the Administrative Agent, in no event shall any Subsidiary of any Loan Party that is not a Domestic Subsidiary be required to guaranty the payment of the Obligations or grant a security interest in any of its assets to secure the Secured Obligations;

               (ii) deliver to the Collateral Agent the certificates (if any) representing such Stock and Stock Equivalents and other debt Securities, together with (i) in the case of such certificated Stock and Stock Equivalents, undated stock powers endorsed in blank and (ii) in the case of such certificated debt Securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of such Loan Party or such Subsidiary thereof, as the case may be;

               (iii) in the case of any Wholly-Owned Subsidiary of any Loan Party that is a Domestic Subsidiary, cause such Wholly-Owned Subsidiary (i) to execute a supplement, amendment or joinder or otherwise become a party to this Agreement as a Guarantor and the applicable Collateral Documents and (ii) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected security interest in the Collateral described in the Collateral Documents with respect to such Wholly-Owned Subsidiary, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent or the Collateral Agent; and

               (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

Notwithstanding anything in Section 5.03(j) or this Section 5.03(i) to the contrary, (x) no Special Purpose Financing Subsidiary shall be required to grant a Lien on any of its assets as security for the Secured Obligations, (y) no Loan Party shall be required to pledge the Stock of any Special Purpose Financing Subsidiary if the terms of the applicable Permitted Asset-Backed Financing prohibit the pledge of such Stock (it being understood that the Borrower shall use reasonable efforts to avoid such prohibition in connection with its negotiation of the terms of such Permitted Asset-Backed Financing) and (z) the maximum amount of Secured Obligations that shall be secured by any portion of the Collateral that constitutes Principal Property (as defined in the Indenture dated as of February 18, 1997 between Fluor

Corporation and Bankers Trust Company, as trustee), shall be limited to the maximum amount necessary to avoid triggering the equal and ratable sharing provisions thereunder.

          (j) Other Post-Closing Deliveries

               (i) Material Real Property Documents. The Administrative Agent shall have received each of the following, each in form and substance reasonably satisfactory to the Administrative Agent and in sufficient copies for each Lender:

                         (A) With respect to any portion of any Material Real Property (other than the Power Mountain Preparation Plant) where the surface of such portion is owned in fee simple, on or prior to February 28, 2003 (or such later date as agreed to by the Administrative Agent), the Administrative Agent shall have received with respect to such portions of the Material Real Properties: (1) Mortgages (except as may be agreed to by the Administrative Agent),
          (2) copies of deeds or other evidence acceptable to the Administrative Agent proving fee ownership thereof, (3) copies of maps or plats of current as-built surveys and surveyor's certificate therefor and, if available, zoning letters and certificates of occupancy, each reasonably satisfactory in form and substance to the Administrative Agent and (4) in each state in which any such Mortgage is to be recorded, legal opinions in form and substance and from counsel reasonably satisfactory to the Administrative Agent (x) as to the status of title (which may, in any event, be subject to Customary Permitted Liens which Borrower shall have no obligation to correct or cure) and (y) as to the enforceability of the Lien of the Mortgage (collectively, the "Local Counsel Opinions").

                         (B) With respect to any Material Real Property, other than those covered by Section 5.03(j)(i)(A) (each a "Leased Material Real Property" and collectively the "Leased Material Real Properties"), to the extent that the applicable lease of a particular Leased Material Real Property expressly gives such Loan Party the right to grant a Mortgage on the Loan Party's leasehold interest in the Leased Material Real Property without the landlord's consent, then on or prior to February 28, 2003 (or such later date as agreed to by the Administrative Agent), the Administrative Agent shall have received: (1) Mortgages for such Loan Party's leasehold interest in the Leased Material Real Properties (except as may be agreed to by the Administrative Agent), (2) copies of the applicable lease of such Leased Material Real Property, (3) copies of any existing maps or plats of survey therefor and (4) the Local Counsel Opinions pertaining to such Mortgages.

                         (C) With respect to each Leased Material Real Property for which the applicable lease requires the landlord's consent in order for the Loan Party to assign its leasehold interest or grant a Mortgage on the Loan Party's leasehold interest in such Leased Material Real Property, on or prior to December 15, 2002 the applicable Loan Party shall request the landlord's consent to the granting by the Loan Party of a Mortgage on its leasehold interest. Thereafter, the Loan Party shall use commercially reasonable efforts to obtain the landlord's written consent on or prior to January 31, 2003 (or such later date as agreed to by the Administrative Agent); provided, however, that commercially reasonable efforts shall not be deemed to include the payment by the Loan Party to such landlord of any sums not otherwise required to be paid to the landlord under the applicable lease. In the event that prior to such date a Loan Party receives the written consent of its landlord to the granting of a Mortgage, then within sixty (60) days after receipt of such written consent, the Administrative Agent shall have received: (1)

          Mortgages for such Loan Party's leasehold interest in the Leased Material Real Properties (except as may be agreed to by the Administrative Agent), (2) copies of the applicable lease of such Leased Material Real Property, (3) copies of any existing maps or plats of survey therefor and (4) the Local Counsel Opinions pertaining to such Mortgages. In the event that a Loan Party is unable to obtain written consent from a particular landlord on or before February 28, 2003, notwithstanding the Loan Party's commercially reasonable efforts, then the Borrower's obligations under this Section 5.03(j)(i)(C) with respect to that particular Leased Material Real Property shall be deemed satisfied and no further deliveries shall be required hereunder.

                         (D) In the event that any applicable lease required to be delivered pursuant to Sections (B) or (C) above is not in recordable form, then on or prior to December 15, 2002 the applicable Loan Party shall request the applicable landlord to re-execute such lease or a memorandum of such lease with such Loan Party in recordable form, and thereafter shall use commercially reasonable efforts in order that the landlord re-execute such lease or such memorandum with such Loan Party in recordable form on or prior to January 31, 2003 (or such later date as agreed to by the Administrative Agent); provided, however, that commercially reasonable efforts shall not be deemed to include the payment by the Loan Party to such landlord of any sums not otherwise required to be paid to the landlord under the applicable lease. In the event that prior to such date any lease is so re-executed or any memorandum is so executed in recordable form, then within two Business Days of receipt of such re-executed lease or executed memorandum by such Loan Party, the Administrative Agent shall have received a copy of such re-executed lease or such memorandum. In the event that a Loan Party is unable to obtain such re-executed lease or such memorandum from a particular landlord on or before February 28, 2003, notwithstanding the Loan Party's commercially reasonable efforts, then the Borrower's obligations under this Section 5.03(j)(i)(D) with respect to that particular Leased Material Real Property shall be deemed satisfied and no further deliveries shall be required hereunder.

               (ii) Power Mountain Preparation Plant. Within sixty (60) days (or such later date as agreed to by the Administrative Agent) after determining that Liens on the Power Mountain Plant and Reserves will not, or will no longer be, used to secure an appeal bond for the Harman Case, then, the Administrative Agent shall have received the following with respect to the Power Mountain Preparation Plant, but not with respect to the land and reserves associated therewith: (1) A Mortgage, (2) copies of deeds or other evidence acceptable to the Administrative Agent proving fee ownership thereof, (3) copies of maps or plats of current as-built surveys and surveyor's certificate therefor and, if available, zoning letters and certificates of occupancy, in each reasonably satisfactory in form and substance to the Administrative Agent and
(4) the Local Counsel Opinions pertaining to such Mortgage.

               (iii) Account Agreements. On or prior to January 31, 2003 (or such later date as agreed to by the Administrative Agent), the Administrative Agent shall have received each of the following, each in form and substance reasonably satisfactory to the Administrative Agent and in sufficient copies for each Lender:

                         (A) Deposit Account Control Agreements from all Deposit Account Banks; and

                         (B) Control Account Agreements from (1) all securities intermediaries with respect to all securities accounts and securities entitlements of the Borrower and each Guarantor and (2) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by the Borrower and each Guarantor;

          Section 5.04 Negative Covenants.

          (a) Debt. None of the Loan parties shall, or shall permit any of their respective Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Debt except for the following:

               (i)       the Secured Obligations;

               (ii) Debt existing on the date of this Agreement and disclosed on Schedule 5.04(a)(ii) (Existing Debt);

               (iii) Guaranty Obligations incurred by the Borrower or any Guarantor in respect of Debt of the Borrower or any Guarantor that is permitted by this Section 5.04(a);

               (iv) Capital Lease Obligations and purchase money Debt incurred by the Borrower or a Subsidiary of the Borrower to finance the acquisition of fixed assets; provided, however, that the Capital Expenditure related thereto is otherwise permitted by Section 5.02(d) and that the aggregate outstanding principal amount of all such Capital Lease Obligations and purchase money Debt shall not exceed $10,000,000 at any time;

               (v) Renewals, extensions, refinancings and refundings of Debt permitted by clause (ii) (other than with respect to the Public
          Debt) or (iv) above or this clause (v); provided, however, that any such renewal, extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to the Borrower or such Subsidiary, including as to weighted average maturity, than the Debt being renewed, extended, refinanced or refunded;

               (vi)      Debt arising from intercompany loans permitted under
          Section 5.04(c) (Investments);

               (vii) Debt arising under any performance or surety bond entered into in the ordinary course of business;

               (viii) Debt arising from a Permitted Asset-Backed Financing; provided, that the Net Cash Proceeds of such Debt are applied to the Obligations in accordance with Section 2.11(a).; and

               (ix) Debt incurred in connection with the Westvaco and Eastman Coal Handling Facilities, provided, that the aggregate amount of such Debt shall not exceed 90% of the Fair Market Value of such facilities or, in the case of the Eastman Coal Handling Facility, the cost of the construction thereof, if higher; and provided, further, that the Net Cash Proceeds of such Debt are applied to the Obligations in accordance with Section 2.11(a).

          (b) Liens, Etc.. None of the Loan Parties shall, or shall permit any of their respective Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign, or permit any of their respective Subsidiaries to assign, any right to receive income, except for the following:

               (i)       Liens created pursuant to the Loan Documents;

               (ii) Liens existing on the date of this Agreement and disclosed on Schedule 5.04(b)(ii) (Existing Liens);

               (iii) Liens on the Power Mountain Preparation Plant and Reserves to secure an appeal bond for the Harman Case and Liens on the Westvaco and Eastman Coal Handling Facilities;

               (iv) (A) Liens on cash and Cash Equivalents securing, or required to secure, the issuance of certain letters of credit outstanding on the Effective Date, as more specifically listed on
          Schedule 5.04(b)(iv) (Existing Letters of Credit), which cash and Cash Equivalents shall not exceed $31,600,000 in the aggregate, (B) Liens on cash and Cash Equivalents required to secure workers compensation, appeal rights, construction contracts with respect to permitted Capital Expenditures, sales support and reclamation or similar obligations, which cash and Cash Equivalents shall not exceed $29,000,000 in the aggregate, and (C) Liens on cash and Cash Equivalents to secure the appeal of the Harman Case, but only to the extent that Liens on the Power Mountain Preparation Plant and Reserves are not used (or are not sufficient) as such security therefor, which cash and Cash Equivalents shall not exceed $70,000,000;

               (v) Customary Permitted Liens of the Borrower and the Borrower's Subsidiaries;

               (vi) purchase money Liens granted by the Borrower or any Subsidiary of the Borrower (including the interest of a lessor under a Capital Lease and purchase money Liens to which any property is subject at the time, on or after the date hereof, of the Borrower's or such Subsidiary's acquisition thereof) securing Debt permitted under
          Section 5.04(a)(iv) and limited in each case to the property purchased with the proceeds of such purchase money Debt or subject to such Capital Lease;

               (vii) any Lien securing the renewal, extension, refinancing or refunding of any Debt secured by any Lien permitted by clause (ii)
          (iii), (iv) or (vi) above, (viii) or (ix) below or this clause (vii) without any change in the assets subject to such Lien and to the extent such renewal, extension, refinancing or refunding is permitted by Section 5.04(a);

               (viii) Liens in favor of lessors securing operating leases permitted hereunder;

               (ix) Liens on the assets of one or more special purpose Subsidiaries of the Loan Parties established for the purpose of Permitted Asset-Backed Financings (each, a "Special Purpose Financing Subsidiary"), which Liens are created or deemed to exist in connection with such Permitted Asset-Backed Financing (including any related filings or any financing statements); provided that the aggregate attributed principal amount secured by all such Liens shall not exceed $150,000,000 at any time; and

               (x) Liens not otherwise permitted by the foregoing clauses of this Section 5.04(b) securing obligations or other liabilities (other than Debt) of any Loan Party;

          provided, however, that the aggregate outstanding amount of all such obligations and liabilities shall not exceed $5,000,000 at any time.

          (c) Investments. None of the Loan Parties shall, or shall permit any of their respective Subsidiaries to, directly or indirectly make or maintain any Investment except for the following:

               (i) Investments existing on the date of this Agreement and disclosed on Schedule 5.04(c) (Existing Investments);

               (ii) Investments in cash and Cash Equivalents held in a Deposit Account or a Control Account with respect to which the Administrative Agent for the benefit of the Secured Parties has a first priority perfected Lien;

               (iii) Investments in accounts, payment intangibles and chattel paper (each as defined in the UCC), notes receivable and similar items arising, made or acquired in the ordinary course of business;

               (iv) Investments received in settlement of amounts due to the Borrower or any Subsidiary of the Borrower effected in the ordinary course of business;

               (v) Investments by (A) the Borrower in any Guarantor or by any Guarantor in the Borrower or any other Guarantor, (B) a Subsidiary of the Borrower that is not a Guarantor in the Borrower or any other Subsidiary of the Borrower or in a Permitted Joint Venture; provided, however, that the aggregate outstanding amount of all Investments permitted pursuant to this clause (C) shall not exceed $10,000,000 at any time;

               (vi) Investments constituting Guaranty Obligations permitted by Section 5.04(a); and

               (vii) Investments not otherwise permitted hereby; provided, however, that the aggregate outstanding amount of all such Investments shall not exceed $5,000,000 at any time.

          (d) Sale of Assets The Borrower shall not, nor shall it permit any of its respective Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of their respective assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of their respective assets or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Stock or Stock Equivalent (any such disposition being an "Asset Sale"), except for the following:

               (i) the sale or disposition of inventory in the ordinary course of business;

               (ii) the sale or disposition of equipment that has become obsolete or is replaced in the ordinary course of business;

               (iii) the lease or sublease of real property or coal, oil or gas reserves not constituting a sale and leaseback, to the extent not otherwise prohibited by this Agreement;

               (iv) assignments and licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business;

               (v)       any Asset Sale to the Borrower or any Guarantor;

               (vi) any sale of accounts, payment intangibles and related collateral pursuant to a Permitted Asset-Backed Financing; provided, that the Net Cash Proceeds of such financing are applied to the Obligations in accordance with Section 2.11(a);

               (vii)     any Involuntary Dispositions;

               (viii) the sale of non-strategic coal reserves of up to $3,000,000 during any Fiscal Year and exchanges of reserves in the ordinary course of business; (ix) any Asset Sale relating to the Westvaco and Eastman Coal Handling Facilities; provided, that the Net Cash Proceeds of such sale are applied to the Obligations in accordance with Section 2.11(a);

               (x) any Asset Sale for Fair Market Value for all or any portion of the assets on Schedule 5.04(d)(x) in connection with a sale and leaseback transaction; provided, that the Net Cash Proceeds of such sale are applied to the Obligations in accordance with Section 2.11(a); and

               (xi) as long as no Default or Event of Default is continuing or would result therefrom, any other Asset Sale for Fair Market Value, payable in cash upon such sale; provided, however, that with respect to any such Asset Sale pursuant to this clause (xi), (i) the aggregate consideration received during any Fiscal Year for all such Asset Sales shall not exceed $5,000,000 and (ii) all Net Cash Proceeds of such Asset Sale are applied as set forth in, and to the extent required by,
          Section 2.11.

          (e) Restricted Payments. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:

               (i) Restricted Payments by any Subsidiary of the Borrower to the Borrower or any Guarantor;

               (ii) dividends declared and paid on the common Stock of the Borrower and payable only in common Stock of the Borrower; and

               (iii) as long as no Default or Event of Default is continuing or would result therefrom, cash dividends declared and paid on the Common Stock of the Borrower not in excess of $0.16 per share in any Fiscal Year, provided, that in no case shall such amount exceed $13,000,000 in such Fiscal Year.

          (f) Prepayment and Cancellation of Debt

               (i) The Borrower shall not, nor shall it permit any of its respective Subsidiaries to, cancel any claim or Debt owed to any of them except in the ordinary course of business consistent with past practice.

               (ii) The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt; provided, however, that the Borrower may (i) repurchase outstanding Public Debt, the aggregate purchase price of which does not exceed $19,500,000, (ii) prepay the Secured Obligations in accordance with the terms of this Agreement and the 364-Day Credit Agreement, (iii) make regularly scheduled or otherwise required repayments or redemptions of existing Debt, (iv) prepay any Debt payable to the Borrower by any of its Subsidiaries and (v) renew, extend, refinance and refund Debt, so long as such renewal, extension, refinancing or refunding is permitted under Section 5.04(a)(v).

          (g) Restriction on Fundamental Changes. The Borrower shall not, nor shall it permit any of its Subsidiaries to, (i) merge with any Person, (ii) consolidate with any Person, (iii) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (iv) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (v) other than in connection with a Permitted Joint Venture, the investment in which is permitted in Section 5.04(c)(v)(C), enter into any joint venture or partnership with any Person or (vi) acquire or create any Subsidiary unless, after giving effect to such creation or acquisition, (A) such Subsidiary is a Wholly-Owned Subsidiary of the Borrower and the Borrower is in compliance with Section 5.03(i) or (B) such subsidiary is acquired or created in connection with a Permitted Joint Venture and the Investment in such Subsidiary is permitted under
Section 5.04(c)(v)(C).

          (h) Change in Nature of Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof.

          (i) Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in an Affiliate of the Borrower that is not a Subsidiary of the Borrower, (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Borrower that is not a Subsidiary of the Borrower, (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Borrower that is not a Subsidiary of the Borrower, (d) repay any Debt to any Affiliate of the Borrower that is not a Subsidiary of the Borrower or (e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Borrower that is not a Guarantor (including guaranties and assumptions of obligations of any such Affiliate), except for (i) transactions in the ordinary course of business on a basis no less favorable to the Borrower or such Guarantor as would be obtained in a comparable arm's length transaction with a Person not an Affiliate and (ii) salaries and other director or employee compensation to officers or directors of the Borrower or any of its Subsidiaries commensurate with current compensation levels.

          (j) Limitations on Restrictions on Subsidiary Distributions; No New Negative Pledge. Except pursuant to the Loan Documents and any agreements governing purchase money Debt or Capital Lease Obligations permitted by Section 5.04(a)(ii), (iv) or (v) (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby), the Borrower shall not, and shall not permit any of its Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Debt owed to, the Borrower or any other Subsidiary of the Borrower or (b) enter into or suffer to exist or become effective any agreement prohibiting or limiting the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement requiring any other Debt or Contractual Obligation to be equally and ratably secured with the Obligations.

          (k) Modification of Constituent Documents. The Borrower shall not, nor shall it permit any of its Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments that do not materially affect the rights and privileges of the Borrower or any of its Subsidiaries and do not materially affect the interests of the Administrative Agent and the Lenders under the Loan Documents or in the Collateral.

          (l) Modification of Public Debt Agreements and the 364-Day Credit Agreement. The Borrower shall not, nor shall it permit any of its Subsidiaries to, change or amend the terms of any Public Debt (or any indenture or agreement or other material document entered into in connection therewith) or the 364-Day Credit Agreement (or any agreement or other material document entered into in connection therewith) if the effect of such amendment is to (a) increase the interest rate on such Public Debt or 364-Day Credit Agreement, (b) change the dates upon which payments of principal or interest are due on such Public Debt or 364-Day Credit Agreement other than to extend such dates, (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Public Debt or 364-Day Credit Agreement, (d) change the redemption or prepayment provisions of such Public Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith, or change the prepayment provisions of such 364-Day Credit Agreement other than to extend the dates therefor or (e) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Public Debt or 364-Day Credit Agreement Lenders in a manner adverse to the Borrower, any of its Subsidiaries, the Administrative Agent or any Lender.

          (m) Accounting Changes; Fiscal Year. The Borrower shall not, nor shall it permit any of its Subsidiaries to, change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) Fiscal Year.

          (n) Margin Regulations. The Borrower shall not, and shall not permit any of its Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

          (o) Hedging Contracts. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Contract solely for speculative purposes or other than for the purpose of hedging risks associated with the businesses of the Borrower and its Subsidiaries, as done in the ordinary course of such businesses.

          (p) Compliance with ERISA. The Borrower shall not cause or permit to occur, and shall not permit any of its Subsidiaries or ERISA Affiliates to cause or permit to occur, (a) an event that could result in the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA or (b) ERISA Events that would have a Material Adverse Effect in the aggregate.

                                   ARTICLE VI

                                    DEFAULTS

          Section 6.01 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay within 3 Domestic Business Days of the date due any interest on any Loan, any fee under any of the Loan Documents or any other Obligation; or

          (b) any Loan Party shall fail to observe or perform any term, covenant or agreement contained in Section 5.01, Section 5.02, Section 5.03(j) and
Section 5.04 ; or

          (c) any Loan Party shall fail to observe or perform any term, covenant or agreement contained in this Agreement or in any other Loan Document (other than those covered by clause (a) or (b) above) for 30 days after the earlier of
(A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender; or

          (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made); or

          (e) (i) the Borrower or any of its Subsidiaries shall fail to make any payment on any Debt of the Borrower or any such Subsidiary (other than the Obligations) or any Guarantee in respect of Debt of any other Person, and, in each case, such failure relates to Debt having a principal amount of $20,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or (iii) any such Debt shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (f) (i) the Borrower or any of the Guarantors shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against the Borrower or any of the Guarantors seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against the Borrower or any of the Guarantors (but not instituted by the Borrower or any of the Guarantors), either such proceedings shall remain undismissed or unstayed for a period of 30 days or more or any action sought in such proceedings shall occur or (iii) the Borrower or any of the Guarantors shall take any corporate, limited liability company or partnership action to authorize any action set forth in clauses (i) and (ii) above; or

          (g) any member of the Controlled Group shall:

               (i) fail to pay when due an amount or amounts aggregating in excess of $15,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA except where the failure to so pay would not have a Material Adverse Effect; or notice of intent to terminate a Plan or Plans which would have a Material Adverse Effect (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any member of the Controlled Group to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

               (ii) have been notified by the sponsor of a Multiemployer Plan that it has incurred an aggregate Withdrawal Liability for all years to such Multiemployer Plan in an amount that, when aggregated with all other amounts then required to be paid to Multiemployer Plans by the Controlled Group as Withdrawal Liability (determined as of the date of such notification), exceeds $15,000,000 and it is reasonably likely that all amounts then required to be paid to Multiemployer Plans by the Controlled Group as Withdrawal Liability will exceed $15,000,000; or

               (iii) have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and it is reasonably likely that as a result of such reorganization or termination the aggregate annual contributions of the Controlled Group to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan year of such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $15,000,000; or

          (h) to the extent not insured against, a final judgment or order (or other similar proceeding) for the payment of money in excess of $20,000,000 shall be rendered against the any Loan Party or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) such judgment or order shall continue unsatisfied and unstayed by reason of a pending appeal or otherwise for a period of 30 consecutive days; or

          (i) (i) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more of the outstanding shares of common stock of the Borrower; or (ii) at any time during any period of twelve consecutive calendar months a majority of the Board of Directors of the Borrower shall not consist of individuals who were either directors of the Borrower on the first day of such period ("original directors") or appointed as or nominated to be directors either (A) by individuals including a majority of those of the original directors who have not, prior to such appointment or nomination, resigned or died, or (B) by a duly constituted committee of the Board of Directors a majority of which consists of the original directors; or (ii) any Guarantor shall cease to be a direct, Wholly-Owned Subsidiary of the Borrower other than in accordance with the terms of Section 5.04(d) or Section 5.04(g); or

          (j) any provision of any Collateral Document or Article IX hereof shall for any reason cease to be valid and binding, or enforceable against, any Loan Party thereto, or any Loan Party shall so state in writing; or

          (k) all or any substantial parts of the property of the Borrower and its Subsidiaries (taken as a whole) shall be condemned, seized or otherwise appropriated, or custody or control of such property shall be assumed, by any court or governmental agency of competent jurisdiction, and such property shall be retained for a period of thirty (30) days, which condemnation, seizure or other appropriation could reasonably be expected to have a Material Adverse Effect at any time up to and including the Termination Date; or

          (l) any Collateral Document shall for any reason fail or cease to create a valid Lien on any Collateral purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected and first priority Lien or any Loan Party shall so state in writing; or

          (m) one or more of the Borrower and its Subsidiaries shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of the Borrower and its Subsidiaries based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, the Borrower and its Subsidiaries are likely to incur Environmental Liabilities and Costs that in the aggregate would have a Material Adverse Effect in the aggregate;

then, and in every such event, the Administrative Agent shall (i) if requested by at least four (4) Lenders having at least 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by at least four (4) Lenders holding at least 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon and all other amounts payable under this Agreement, the Loans or the Notes) to be, and the Loans shall thereupon become, immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that with respect to the events described in clause (f) above with respect to the Borrower or the Guarantors, without any notice to the Borrower or the Guarantors, as applicable, or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon and all other amounts payable under this Agreement, the Loans or the Notes) shall automatically become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, and subject to the terms of the Collateral Sharing Agreement, the Collateral Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

          Section 6.02 Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

                                  ARTICLE VII

                  THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT

          Section 7.01 Authorization and Action. Each Lender hereby appoints and authorizes Citicorp to act as the Administrative Agent and Citibank to act as the Collateral Agent under this

Agreement and authorizes the Administrative Agent and Collateral Agent to take such action as agents on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto (including, without limitation, their entering into, and acting pursuant to the terms of, the Collateral Sharing Agreement). As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Loans and other amounts owing hereunder), the Administrative Agent and Collateral Agent shall not be required to exercise any discretion or take any action; provided, however, that the Administrative Agent and Collateral Agent shall not be required to take any action which exposes them to personal liability or which is contrary to any of the Loan Documents or applicable law. Each of the Administrative Agent and Collateral Agent agree to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of the Loan Documents.

          Section 7.02 Agents' Reliance, Etc.. Neither the Administrative Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any of the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the Lender that made any Advance as the payee thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee as provided in Section 10.06, (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with any of the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of the Loan Documents on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Loan Documents or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties.

          Section 7.03 Citicorp and Affiliates. With respect to its respective Commitment and the respective Loans made by it, Citicorp shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citicorp respectively in its individual capacity. Citicorp and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory, underwriting or other business with, the Borrower, any of its Subsidiaries and other Affiliates and any Person who may do business with or own securities of the Borrower or any such Subsidiary or Affiliate, all as if Citicorp was not an Agent and without any duty to account therefor, or provide notice thereof, to the Lenders. The Lenders acknowledge that, pursuant to such activities, Citicorp and its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or an Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

          Section 7.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to, and the representations and warranties contained, in
Article IV and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          Section 7.05 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Loans then held by each of them (or if no such Loans are at the time outstanding or if any such Loans are held by Persons which are not Lenders, in accordance with their respective Shares), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by such Administrative Agent under any of the Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, syndication, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

          Section 7.06 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America or of any State thereof or any Bank and, in each case having a combined capital and surplus of at least $50,000,000 (and so long as no Event of Default has occurred and is continuing, that is reasonably acceptable to the Borrower). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

          Section 7.07 Administrative Agent's Fee. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times heretofore or hereafter agreed upon between the Borrower and the Administrative Agent.

          Section 7.08 Co-Agents. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement or elsewhere herein as a "Co-Agent" or "Syndication Agent" or "Documentation Agent" or "Arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified as a "Co-Agent" or "Syndication Agent" or "Documentation Agent" or "Arranger" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

          Section 8.01 Basis for Determining Interest Rate Inadequate or Unfair.

          (a) If on or prior to the first day of any Interest Period for any Borrowing of Euro-Dollar Loans, Lenders having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the LIBO Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders (which notice may be telephonic), whereupon the obligations of the Lenders to make Euro-Dollar Loans shall be suspended until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exists. Unless the Borrower, at its option, notifies the Administrative Agent at least one Domestic Business Day before the date of a Borrowing of Euro-Dollar Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing, and the Loans comprising such Borrowing shall bear interest for each day from and including the first day, to but excluding the last day, of the Interest Period applicable thereto at the Base Rate.

          (b) If Dow Jones Markets Telerate Page 3750 is unavailable and fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Euro-Dollar Rate for any Euro-Dollar Loan,

               (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Euro-Dollar Loans,

               (ii) with respect to Euro-Dollar Loans, each such Loan will automatically, on the last day of the then existing Interest Period therefor, be prepaid by the Borrower or be automatically Converted into a Base Rate Loan (or if such Loan is then a Base Rate Loan, will continue as a Base Rate Loan), and

               (iii) the obligation of the Lenders to make Euro-Dollar Loans, or to Convert Loans into Euro-Dollar Loans shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          Section 8.02 Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make or continue Euro-

Dollar Loans or to Convert all or any portion of Base Rate Loans to Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 8.02, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower may elect to borrow a Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and such Lender shall make such a Base Rate Loan.

          Section 8.03 Increased Cost and Reduced Return.

          (a) If, on or after the date hereof, in the case of any Loan or any obligation to make Loans, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (i) shall subject any Lender (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the rates of taxes excluded from the definition of Taxes set forth in
          Section 10.03(b)(i); or

               (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or shall impose on any Lender (or its Lending Office) or the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

          (b) If after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, have or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
Section 8.03, or any payment or indemnification under Section 10.03(b) and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation, payment or indemnification and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender; provided that nothing in this Section 8.03 shall affect or postpone any of the rights of a Lender under, or obligations of the Borrower pursuant to, the provisions of this Section 8.03 or Section 10.03(b) hereof. A certificate of any Lender claiming compensation under this Section 8.03 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error; provided that the determinations set forth in such certificate are made reasonably and in good faith. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation from the Borrower under this Section 8.03 more than 180 days after such Lender had knowledge of the occurrence of the event giving rise to such claim for compensation, the Borrower shall not be obligated to reimburse such Lender for amounts incurred as a result of the occurrence of such event more than 180 days prior to the date on which the Lender made such demand (provided that if the event giving rise to claim for compensation or indemnification is retroactive, then such 180 day period shall be extended to include the period of retroactive effect).

          Section 8.04 Substitution of Loans for Affected Euro-Dollar Loans. If
(i) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under
Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans which would otherwise be made by such Lender as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders); and

          (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans, instead.

          Section 8.05 Substitution of Lender. If (i) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or
(ii) any Lender has demanded compensation under Section 8.03 or payment or indemnification under Section 10.03(b), the Borrower shall have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute lender or lenders (which may be one or more of the Lenders) to purchase the Loans and assume the Commitment of such Lender; provided that (i) no default or Event of Default has occurred and is continuing, (ii) the Borrower has satisfied all of its obligations under this Agreement with respect to such Lender and (iii) if such substitute lender is not an existing Lender, the Borrower has paid to the Administrative Agent a $3,500 administration fee.

                                   ARTICLE IX

                                    GUARANTEE

          Section 9.01 Unconditional Guarantee.

          (a) For valuable consideration, receipt whereof is hereby acknowledged, and to induce each Lender to make Loans to the Borrower and to induce the Administrative Agent to act hereunder, each Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to each Guarantied Party (such guaranty, together with the terms of this Article IX, the "Subsidiary Guaranty") the full and punctual payment when due, whether at stated maturity or earlier, by acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all the Obligations, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable as against the Borrower, whether now or hereafter existing, and whether due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Subsidiary Guaranty constitutes a guaranty of payment and not of collection. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Obligations and would be owed by the Borrower to the Administrative Agent or any other Lender under this Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

          (b) Each Guarantor further agrees that, if (i) any payment made by the Borrower or any other person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or (ii) the proceeds of Collateral are required to be returned by any Guarantied Party to the Borrower, its estate, trustee, receiver or any other party, including any Guarantor, under any bankruptcy law, equitable cause or any other Requirement of Law, then, to the extent of such payment or repayment, any such Guarantor's liability hereunder (and any Lien or other Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, this Subsidiary Guaranty shall have been cancelled or surrendered (and if any Lien or other Collateral securing such Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Subsidiary Guaranty (and such Lien or other Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of the amount of such payment (or any Lien or other Collateral securing such obligation).

          Section 9.02 Guarantee Absolute. Each Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guarantied Party or the Administrative Agent with respect thereto. The obligations of each Guarantor under this Article IX are independent of the Obligations, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce this Article IX, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. Each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Subsidiary Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of any of the following:

          (a) the invalidity or unenforceability of any of the Borrower's Obligations or any security for, or other guaranty of the Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations or any part of them;

          (b) the absence of any attempt to collect the Obligations or any part of them from the Borrower or other action to enforce the same;

          (c) failure by any Guarantied Party to take any steps to perfect and maintain any Lien on, or to preserve any rights to, any Collateral;

          (d) any Guarantied Party's election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;

          (e) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code;

          (f) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guarantied Party's claim (or claims) for repayment of the Obligations;

          (g) any use of cash collateral under Section 363 of the Bankruptcy
Code;

          (h) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

          (i) the avoidance of any Lien in favor of the Guarantied Parties or any of them for any reason;

          (j) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower, any Guarantor or any of the Borrower's other Subsidiaries, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest thereon) in or as a result of any such proceeding;

          (k) failure by any Guarantied Party to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding;

          (l) any action taken by any Guarantied Party if such action is authorized hereby;

          (m) any election following the occurrence of an Event of Default by any Guarantied Party to proceed separately against the personal property Collateral in accordance with such Guarantied Party's rights under the UCC or, if the Collateral consists of both personal and real property, to proceed against such personal and real property in accordance with such Guarantied Party's rights with respect to such real property; or

          (n) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Obligations.

          Section 9.03 Waivers.

          (a) Each Guarantor hereby expressly waives promptness, diligence, notice of acceptance, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrower. Each Guarantor shall not, until the Obligations are irrevocably paid in full and the Commitments have been terminated, assert any claim or counterclaim it may have against the Borrower or set off any of its obligations to the Borrower against any obligations of the Borrower to it. In connection with the foregoing, each Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance. Without limitation, each Guarantor waives the provisions of Sections 49-25 and 49-26 of the Virginia Code, as amended, and comparable provisions in other states of formation, respectively, relating to the rights of a guarantor to require a creditor to sue and the effect of failure of a creditor to act thereon.

          (b) Each Guarantor hereby waives any right to revoke this Subsidiary Guaranty, and acknowledges that this Subsidiary Guaranty is continuing in nature and applies to all Obligations, whether existing now or in the future.

          (c) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated herein and that the waivers set forth in this Article IX are knowingly made in contemplation of such benefits.

          Section 9.04 Subrogation. The Guarantors will not exercise any rights that they may now or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Lender against the Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Subsidiary Guaranty shall have been paid in full in cash and the Commitments shall have expired or terminated. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Obligations and all other amounts payable under this Subsidiary Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the other Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Obligations and all other amounts payable under this Subsidiary Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Obligations or other amounts payable under this Subsidiary Guaranty thereafter arising. If (i) any Guarantor shall make payment to the Administrative Agent or any other Lender of all or any part of the Obligations,
(ii) all the Obligations and all other amounts payable under this Subsidiary Guaranty shall be paid in full in cash and (iii) the Termination Date shall have occurred, the Administrative Agent and the other Lenders will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this section is knowingly made in contemplation of such benefits.

          Section 9.05 Subordination. Each Guarantor hereby agrees that any Debt of the Borrower now or hereafter owing to any Guarantor, whether heretofore, now or hereafter created (the "Guarantor Subordinated Debt"), is hereby subordinated to all of the Obligations and that, except as permitted under Section 5.04(f) of the Credit Agreement, the Guarantor Subordinated Debt shall not be paid in whole or in part until the Obligations have been paid in full and this Subsidiary Guaranty is terminated and of no further force or effect. No Guarantor shall accept any payment of or on account of any Guarantor Subordinated Debt at any time in contravention of the foregoing. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay to the Administrative Agent any payment of all or any part of the Guarantor Subordinated Debt and any amount so paid to the Administrative Agent shall be applied to payment of the Obligations as provided in Section 2.12(c) of the Credit Agreement. Each payment on the Guarantor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Guarantor as trustee for the Guarantied Parties and shall be paid over to the Administrative Agent immediately on account of the Obligations, but without otherwise affecting in any manner such Guarantor's liability hereof. Each Guarantor agrees to file all claims against the Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Guarantor Subordinated Debt, and the Administrative Agent shall be entitled to all of such Guarantor's rights thereunder. If for any reason a Guarantor fails to file such claim at least ten Domestic Business Days prior to the last date on which such claim should be filed, such Guarantor hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Guarantor's name to file such claim or, in the Administrative Agent's discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Administrative Agent all of such Guarantor's rights to any payments or distributions to which such Guarantor otherwise would be entitled. If the amount so paid is greater than such Guarantor's liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto. In addition, each Guarantor hereby irrevocably appoints the Administrative Agent as its attorney-in-fact to exercise all of such Guarantor's voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of the Borrower.

          Section 9.06 Default; Remedies. The obligations of each Guarantor hereunder are independent of and separate from the Obligations. If any Obligation is not paid when due, or upon any Event of Default hereunder or upon any default by the Borrower as provided in any other instrument or document evidencing all or any part of the Obligations, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Obligations then due, without first proceeding against the Borrower or any other guarantor of the Obligations, or against any Collateral under the Loan Documents or joining the Borrower or any other guarantor in any proceeding against any Guarantor. At any time after maturity of the Obligations, the Administrative Agent may (unless the Obligations have been irrevocably paid in full), without notice to any Guarantor and regardless of the acceptance of any Collateral for the payment hereof, appropriate and apply toward the payment of the Obligations
(a) any indebtedness due or to become due from any Guarantied Party to such Guarantor and (b) any moneys, credits or other property belonging to such Guarantor at any time held by or coming into the possession of any Guarantied Party or any of its respective Affiliates.

          Section 9.07 Irrevocability. With respect to each Guarantor, this Subsidiary Guaranty shall be irrevocable as to the Obligations (or any part thereof) until (i) the Commitments have been terminated and all monetary Obligations then outstanding have been irrevocably repaid in cash or (ii) the sale or other disposition of such Guarantor (or all or substantially all of the assets thereof) permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement). Upon such cancellation and at the written request of any Guarantor or its successors or assigns, and at the cost and expense of such Guarantor or its successors or assigns, the Administrative Agent shall execute in a timely manner a satisfaction of this Subsidiary Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Subsidiary Guaranty.

          Section 9.08 Setoff. Upon the occurrence and during the continuance of an Event of Default, each Guarantied Party and each Affiliate of a Guarantied Party may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (a) any indebtedness due or to become due from such Guarantied Party or Affiliate to such Guarantor and (b) any moneys, credits or other property belonging to such Guarantor, at any time held by, or coming into, the possession of such Guarantied Party or Affiliate.

          Section 9.09 No Marshalling. Each Guarantor consents and agrees that no Guarantied Party or Person acting for or on behalf of any Guarantied Party shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Obligations.

          Section 9.10 Enforcement; Amendments; Waivers. No delay on the part of any Guarantied Party in the exercise of any right or remedy arising under this Subsidiary Guaranty, the Credit Agreement, any other Loan Document or otherwise with respect to all or any part of the Obligations, the Collateral or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any provision of this Subsidiary Guaranty shall be binding upon any Guarantied Party, except as expressly set forth in a writing duly signed and delivered by the party making such modification or waiver. Failure by any Guarantied Party at any time or times hereafter to require strict performance by the Borrower, any Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any provision, warranty, term or condition contained in any Loan Document now or at any time hereafter executed by any such Persons and delivered to any Guarantied Party shall not waive, affect or diminish any right of any Guarantied Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of any Guarantied Party, or its respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Borrower or such Guarantor, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver under the Credit Agreement. No waiver of any Event of Default by any Guarantied Party shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by any Guarantied Party permitted hereunder shall in any way affect or impair any Guarantied Party's rights and remedies or the obligations of any Guarantor under this Subsidiary Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal or interest owing by the Borrower to a Guarantied Party shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

          Section 9.11 Successors and Assigns. This Subsidiary Guaranty shall be binding upon each Guarantor and upon the successors and assigns of such Guarantor and shall inure to the benefit of the Guarantied Parties and their respective successors and assigns; all references herein to the Borrower and to the Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors and the Borrower shall include, without limitation, their respective receivers, trustees and debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.

          Section 9.12 Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any endorser and other guarantor of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Guarantied Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Guarantied Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Guarantied Party shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information that such Guarantied Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to any Guarantor.

          Section 9.13 Survival. This Subsidiary Guaranty is a continuing guarantee and shall (a) remain in full force and effect until payment in full (after the Termination Date) of the Obligations and all other amounts payable under this Subsidiary Guaranty, (b) be binding upon the Guarantors, their successors and assigns, (c) inure to the benefit of and be enforceable by each Lender (including each assignee Lender pursuant to Section 10.06) and the Administrative Agent and their respective successors, transferees and assigns and (d) shall be reinstated if at any time any payment to a Lender or the Administrative Agent hereunder is required to be restored by such Lender or the Administrative Agent. Without limiting the generality of the foregoing clause
(c), each Lender may assign or otherwise transfer its interest in any Loan to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise.

          Section 9.14 Limitation of Subsidiary Guaranty. Any term or provision of this Subsidiary Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which any Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Subsidiary Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including section 548 of the Bankruptcy Code or any applicable provisions of comparable state law) (collectively, "Fraudulent Transfer Laws"), in each case after giving effect (a) to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Debt to the Borrower to the extent that such Debt would be discharged in an amount equal to the amount paid by the Guarantor hereunder) and
(b) to the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to (i) applicable law or (ii) any agreement, if any, providing for an equitable allocation among such Guarantor and other Subsidiaries or Affiliates of the Borrower of obligations arising under this Subsidiary Guaranty or other guaranties of the Obligations by such parties.

          Section 9.15 Contribution. To the extent that any Guarantor shall be required hereunder to pay a portion of the Obligations exceeding the greater of
(a) the amount of the economic benefit actually received by such Guarantor from the Loans and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor's net worth at the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors at the date enforcement is sought hereunder, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Guarantors at the date enforcement hereunder is sought.

          Section 9.16 Authorization; Other Agreements

     The Guarantied Parties are hereby authorized, without notice to, or demand upon, any Guarantor, which notice and demand requirements each are expressly waived hereby, and without discharging or otherwise affecting the obligations of any Guarantor hereunder (which obligations shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to do each of the following:

          (a) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guarantied Parties or any of them, including any increase or decrease of principal or the rate of interest thereon;

          (b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Obligations, or any part thereof, or any other instrument or agreement in respect of the Obligations (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guarantied Parties or any of them;

          (c) accept partial payments on the Obligations;

          (d) receive, take and hold additional security or collateral for the payment of the Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;

          (e) settle, release, compromise, collect or otherwise liquidate the Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Obligations or any part of them or any other guaranty therefor, in any manner;

          (f) add, release or substitute any one or more other guarantors, makers or endorsers of the Obligations or any part of them and otherwise deal with the Borrower or any other guarantor, maker or endorser;

          (g) apply to the Obligations any payment or recovery (x) from the Borrower, from any other guarantor, maker or endorser of the Obligations or any part of them or (y) from any Guarantor in such order as provided herein, in each case whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others;

          (h) apply to the Obligations any payment or recovery from any Guarantor of the Obligations or any sum realized from security furnished by such Guarantor upon its indebtedness or obligations to the Guarantied Parties or any of them, in each case whether or not such indebtedness or obligations relate to the Obligations; and

          (i) refund at any time any payment received by any Guarantied Party in respect of any Obligation, and payment to such Guarantied Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Subsidiary Guaranty shall have been cancelled or surrendered (or any release or termination of any Collateral by virtue thereof), and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor hereunder in respect of the amount so refunded (and any Collateral so released or terminated shall be reinstated with respect to such obligations);

even if any right of reimbursement or subrogation or other right or remedy of any Guarantor is extinguished, affected or impaired by any of the foregoing (including any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Obligations that impairs any subrogation, reimbursement or other right of such Guarantor).

          Section 9.17 Additional Guarantors. Each of the Loan Parties agrees that, if, pursuant to Section 5.03(i), the Borrower shall be required to cause any Domestic Subsidiary that is not a Guarantor to become a Guarantor hereunder, or if for any reason the Borrower desires any such Subsidiary to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Guarantor Joinder Agreement in substantially the form of Exhibit G (Guarantor Joinder Agreement) attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the Effective Date.

          Section 9.18 Collateral. Each Guarantor hereby acknowledges and agrees that its obligations under this Subsidiary Guaranty are secured pursuant to the terms and provisions of the Collateral Documents executed by it in favor of the Collateral Agent, for the benefit of the Secured Parties, and covenants that it shall not grant any Lien with respect to its property in favor, or for the benefit, of any Person other than the Collateral Agent, for the benefit of the Secured Parties or as permitted under this Agreement.

          Section 9.19 Costs and Expenses. Each Guarantor agrees to pay or reimburse the Administrative Agent and each of the other Guarantied Parties upon demand for all out-of-pocket costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent and such other Guarantied Parties in enforcing this Subsidiary Guaranty or any security therefor or exercising or enforcing any other right or remedy available in connection herewith or therewith.

          Section 9.20 Waiver of Consequential Damages. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGE IN ANY LEGAL ACTION OR PROCEEDING IN RESPECT OF THIS SUBSIDIARY GUARANTY OR ANY OTHER LOAN DOCUMENT.

                                   ARTICLE X

                                  MISCELLANEOUS

          Section 10.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and mailed, telecopied, emailed or delivered, if to the Borrower or the Guarantors, at 4 North 4th Street, Richmond, Virginia, 23219, Attn: President, telecopier no. (804) 788-1870, with a copy to Eberley Davis, General Counsel, telecopier no. (304) 926-3236, email address: eberley.davis@masseyenergyco.com; if to an Additional Lender, at its Domestic Lending Office specified in Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent or Collateral Agent, at its address at Two Penns Way, Suite 200, New Castle, Delaware, 19720, Attn: Cristian O. Garcia, telecopier no. 212-994-0961, email address: cristian.o.garcia@citigroup.com; or such other address, telecopy number or email address as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (ii) if given by telecopy or email, when such telecopy or email has been received by the addressee thereof, or (iii) if given by any other means, when delivered at the address specified in this Section 10.01; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

          Section 10.02 No Waivers. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          Section 10.03 Expenses; Taxes; Indemnification.

          (a) Expenses. The Borrower agrees to pay on demand:

               (i) all costs and expenses (including, without limitation, counsel fees and expenses) incurred by the Administrative Agent and Salomon Smith Barney Inc. (other than costs and expenses which are covered by subparagraph (ii) immediately following) in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents delivered concurrently therewith; and

               (ii) all costs and expenses, if any (including, without limitation, counsel fees and expenses), (A) incurred by the Administrative Agent in connection with any and all amendments to, replacements for or modifications of any of the Loan Documents, in each case either initiated by the Borrower or provided for in this Agreement, (B) incurred by the Administrative Agent in connection with any and all waivers of rights or remedies, or granting of any consent, by the Administrative Agent under the Loan Documents, (C) incurred by the Administrative Agent or any Lender in connection with the enforcement of the Loan Documents and the other documents to be delivered under the Loan Documents, or any of the rights or remedies of the Administrative Agent or any Lender thereunder, including, without limitation, the fees and expenses of counsel incurred in any out-of-court workout or in any bankruptcy case, and (D) incurred by the Administrative Agent or any Lender in connection with investigation of any Default or alleged Default under any of the Loan Documents, together with any collection and other enforcement measures or proceedings resulting from any Event of Default; provided, however, that with respect to clauses (C) and (D) of this Section 10.03(a)(ii),such counsel fees and expenses shall be limited to the counsel fees and expenses of not more than one law firm retained by the Administrative Agent, and not more than one additional law firm retained by the Lenders, as a group.

          (b) Taxes.

               (i) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, (A) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof or in which its principal office is located, (B) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's applicable Lending Office or any political subdivision thereof, (C) taxes imposed upon or measured by the overall net income of such Lender by the United States of America or any political subdivision or taxing authority thereof or therein, and (D) United States income taxes imposed under any law (including without limitation any statute, treaty, ruling, determination or regulation) in effect on the date hereof in the case of each Lender listed on the signature pages hereof and on the effective date of the assignment pursuant to which it became a Lender in the case of each other Lender (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.03(b), such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and
          (z) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

               (ii) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise similarly with respect to, this Agreement (hereinafter referred to as "Other Taxes").

               (iii) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this (b)) and the Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this (b) in each case paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto (except to the extent arising from the failure of such Lender or the Administrative Agent to make any filing or payment within such person's control), whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. Such demand shall be made no later than 180 days after the earlier of (A) the date on which such Lender or the Administrative Agent pays such Taxes or Other Taxes or (B) the date on which the relevant Governmental Authority makes written demand for payment of such Taxes or Other Taxes.

               (iv) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.01, an original or a copy of an official receipt (if any) or other evidence of the Borrower's payment thereof.

               (v) Each Lender organized under the laws of a jurisdiction outside the United States (each, a "Non-U.S. Lender"), on or prior to the date of its execution and delivery of this Agreement in the case of each Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, to establish that such Lender is not subject to United States withholding tax with respect to any payments to such Lender payable under this Agreement (or, in the case of a Non-U.S. Lender that is not a bank for purposes of

          Section 881(c) of the Code, such other documentation as may be reasonably necessary to establish that interest payable to such Lender is exempt from United States withholding tax as portfolio interest). If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 10.03(b)(i).

               (vi) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in
          Section 10.03(b)(v) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (v) above), such Lender shall not be entitled to indemnification under (b) with respect to Taxes imposed by the United States or any political subdivision thereof; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required to be delivered hereunder, the Borrower shall, at the expense of such Lender, take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

               (vii) If a Lender or the Administrative Agent actually receives a refund or actually realizes the benefit of a credit or reduction in respect of any Taxes or Other Taxes for which it has received an indemnity payment from the Borrower, such Lender or the Administrative Agent shall within 45 days from the date of such receipt or realization pay over the amount of such refund, credit or reduction to the Borrower (but only to the extent of indemnity payments made or other amounts paid by the Borrower under this (b) with respect to such Taxes or Other Taxes), net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund, credit or reduction), provided that the Borrower (upon written request of such Lender or the Administrative Agent) agrees to repay the amount paid over to the Borrower to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund, credit or reduction to such Governmental Authority. Nothing in this paragraph shall require any Lender or the Administrative Agent to make available to the Borrower any tax return or other information that the Lender or the Administrative Agent deems to be confidential or proprietary.

               (viii) The Borrower shall not be required to indemnify any Lender (including, for purposes of this paragraph, any participant or other transferee of any rights of a Lender) or the Administrative Agent, or to pay any other amount to any Lender or the Administrative Agent, in respect of any Taxes pursuant to this (b) to the extent that such Taxes were applicable on the date such Lender or Administrative Agent became a party to this Agreement or, with respect to payments to a new Lending Office, the date such Lender designated such Lending Office; provided, however, that the preceding clause shall not apply (A) to any Lender or new Lending Office that becomes a Lender or Lending Office as a result of an assignment or designation made at the request of the Borrower or (B) to the extent the indemnity payment or other amount does not exceed the indemnity payment or other amount that the Lender making the assignment, or making the designation of such new Lending Office, would have been entitled to receive in the absence of such assignment or designation.

               (ix) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this (b)shall survive the payment in full of principal and interest hereunder.

          (c) Indemnification. The Borrower agrees to indemnify the Administrative Agent and each Lender and their respective Affiliates, and the officers, directors, employees, agents and advisors of each of the foregoing (collectively, the "Indemnitees"), and hold each Indemnitee harmless from and against any and all liabilities, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnitee in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto) which may be incurred by such Indemnitee arising out of this Agreement or any of the other Loan Documents or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

          (d) Prepayment of Euro-Dollar Loans. If any payment of principal of any Euro-Dollar Loans is made other than on the last day of the Interest Period for such Loan, as a result of a payment pursuant to Section 2.10(b)or acceleration of the maturity of the Loans pursuant to Section 6.01 or for any other reason, or if any Lender shall be forced to sell, assign or transfer any of its interest hereunder or any Borrowing pursuant to Section 10.06(a) due to the substitution of such Lender pursuant to Section 8.05, the Borrower shall, upon demand by any Lender or any bank or other entity (an "Assignee") to which any Lender has sold, assigned, transferred or granted any participation in any of its interest hereunder or any Borrowing pursuant to Section 10.06(a) (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or Assignee any amounts required to compensate such Lender or Assignee for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender or Assignee to fund or maintain such Loan.

          (e) Survival. The obligations of the Borrower under this Section 10.03 shall survive the termination of this Agreement, the termination of the Commitment of any Lender hereunder and payment of the Loans.

          Section 10.04 Sharing of Set-Offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Loan held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section 10.04 shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Loans. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 10.04 would apply, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 10.04 to share in the benefits of any recovery on such secured claim. The Borrower hereby authorizes Citicorp, in accordance with the provisions of this Section 10.04, to so set-off and apply any and all such deposits held and other indebtedness owing by Citicorp to or for the credit or the account of the Borrower and hereby authorizes Citicorp to permit such set-off and application by Citicorp.

          Section 10.05 Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment, waiver or modification shall, unless signed by all the Lenders affected thereby, (i) increase the Commitment of any Lender or increase the aggregate amount of the Commitments or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any loan or any fees hereunder, (iv) release the Borrower from its payment Obligations or release AT Massey from its obligations under the AT Guaranty (except as permitted by Section 5.04(g)), (v) amend this Section 10.05, or (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 10.05 or any other provision of this Agreement.

          Section 10.06 Successors and Assigns.

          (a) This Agreement shall become effective on the Effective Date and thereafter this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower and the Guarantors shall not have the right to assign their respective rights hereunder or any interest herein, except in connection with a fundamental change permitted by Section 5.04(g). On the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement and the Existing Credit Agreement shall thereafter be of no further force and effect except as to evidence the incurrence by the Borrower of the Obligations thereunder and of AT Massey of its obligations as a guarantor thereunder. The terms and conditions of this Agreement and the rights and remedies of the respective parties under this Agreement and the other Loan Documents, shall apply to all of the Obligations incurred under the Existing Credit Agreement and the Notes issued in connection therewith. It is expressly understood and agreed by the parties hereto that this Agreement is in no way intended to constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities. All references to the Existing Credit Agreement (or to any amendment or any amendment and restatement thereof) in the Loan Documents shall be deemed to refer to this Agreement.

          (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (with the consent of the Administrative Agent and, as long as no Event of Default is continuing, the Borrower (such consent not to be unreasonably withheld) including, without limitation, all or a portion of its Commitment and the Loans owing to it and the Notes held by it); provided, however, that (A) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement and the other Loan Documents,
(B) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000, (C) upon notice to the Borrower and the Administrative Agent by the assigning Lender, the consent of the Borrower and the Administrative Agent shall not be required with respect to any such assignment by any Lender to a Lender or an Affiliate of such Lender (subject to the proviso in clause (iii) of the definition of "Eligible Assignee"), (D) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, in substantially the form of Exhibit B hereto, and (E) the parties to each such assignment shall execute and deliver to the Administrative Agent any Note or Notes subject to such assignment and the assigning Lender shall pay or cause to be paid to the Administrative Agent (except in the case of an assignment to an Affiliate of such Lender) a processing and recordation fee of $3,500. From and after the effective date of any such assignment (1) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of a Lender hereunder, and (2) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an assignment at covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

               (i) Subject to Section 10.06(d), a Lender may at any time grant participations to one or more banks or other entities in or to all or any part of its rights and obligations under this Agreement or any Borrowings hereunder, and to the extent of any such participation (unless otherwise stated therein and except as provided below) the purchaser of such participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder and under such Borrowings as it would have if it were such Lender hereunder; provided, however, that the Borrower and the Administrative Agent shall be entitled to continue to deal solely with the granting Lender regarding notices, payments, payment instructions and any other matters arising pursuant to this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 10.05 without the consent of the participant.

          (c) The Administrative Agent and the Borrower may, for all purposes of this Agreement, treat any Lender as the holder of any Note issued to it (and owner of the Loans evidenced thereby) until written notice of assignment, participation or other transfer shall have been received by them.

          (d) No Assignee, participant or other transferee (including any SPV) of any Lender's rights shall be entitled to receive any greater payment under
Section 8.03 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made (i) with the Borrower's prior written consent (which consent shall not be unreasonably withheld) or by reason of the provisions of Section 8.02 or Section 8.03 requiring such Lender to designate a different Lending Office under certain circumstances, or (ii) at a time when the circumstances giving rise to such greater payment did not exist.

          (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement and the other Loan Documents (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          (f) (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Designating Lender") may grant to one or more special purpose funding vehicles (each, an "SPV"), identified as such in writing from time to time by the Designating Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Designating Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (1) nothing herein shall constitute a commitment by any SPV to make any Loan, (2) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Lender shall be obligated to make such Loan pursuant to the terms hereof and (3) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Loan were made by such Designating Lender;

               (ii) As to any Loans or portion thereof made by it, each SPV shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement; provided, however, that each SPV shall have granted to its Designating Lender an irrevocable power of attorney to deliver and receive all communications and notices under this Agreement (and any related documents) and to exercise on such SPV's behalf, all of such SPV's voting rights under this Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note (if any) as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV;

               (iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable; if an SPV, but for the operation of this sentence, would have liability for any such indemnity or payment, the Designating Lender shall be liable;

               (iv) In addition, notwithstanding anything to the contrary contained in this Section 10.06(f) or otherwise in this Agreement, any SPV may (1) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Loans to the Designating Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans; provided that the Designating Lender in the event of an assignment or participation to any other financial institution shall remain liable for any indemnity or other payment obligation with respect to its Commitment, and shall be obligated to make such Loan pursuant to the terms hereof and of its Commitment and (2) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV.

          Section 10.07 Collateral. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          Section 10.08 New York Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York.

          Section 10.09 Submission to Jurisdiction; Service of Process

          (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower and each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (b) The Borrower and each Loan Party hereby irrevocably consent to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any other Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower at its address specified in Section 10.01 and to Eberley Davis, General Counsel, Massey Energy Company, 315 70th Street, S.E., Charleston, WV 25304. The Borrower and each Loan Party agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (c) Nothing contained in this Section 10.09 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

          (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Domestic Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Domestic Business Days thereafter.

          Section 10.10 Waiver of Trial by Jury. THE BORROWER, THE GUARANTORS, THE LENDERS, THE ADMINISTRATIVE AGENT AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, OTHER LENDERS EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY LOAN DOCUMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Borrower, the Lenders, the Administrative Agent and, by its acceptance of the benefits hereof, other Lenders each (i) acknowledges that this waiver is a material inducement for the Borrower, the Lenders and the Administrative Agent to enter into a business relationship, that the Borrower, the Lenders and the Administrative Agent have already relied on this waiver in entering into this Agreement or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          Section 10.11 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          Section 10.12 Confidentiality. In accordance with normal procedures regarding proprietary information supplied by customers, each of the Lenders agrees to keep confidential information relating to the Borrower or any Subsidiary received pursuant to or in connection with this Agreement and the transactions contemplated hereby; provided that nothing herein shall be construed to prevent the Administrative Agent or any Lender from disclosing such information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Administrative Agent or such Lender, (iii) which has been publicly disclosed, (iv) which has been lawfully obtained by any of the Lenders from a Person other than the Borrower, any Subsidiary, the Administrative Agent or any other Lender, (v) to any participant in or assignee of, or prospective participant in or assignee of, all or any part of the rights and obligations of the Administrative Agent or such Lender under this Agreement or any Borrowings hereunder (provided that such participant or assignee, or prospective participant or assignee, agrees to comply with the confidentiality requirements set forth in this Section 10.12), (vi) to the Administrative Agent's or such Lender's independent auditors or outside legal counsel, or (vii) to its Affiliates.

          Section 10.13 Survival of Warranties. All agreements, representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement and any increase in the Commitments under this Agreement.

          Section 10.14 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 10.15 Captions. All Section headings are inserted for convenience of reference only and shall not be used in any way to modify, limit, construe or otherwise affect this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
                                   MASSEY ENERGY COMPANY, as Borrower

                                   By: /s/ Baxter F. Phillips, Jr.
                                      ----------------------------------
                                      Name: Baxter F. Phillips, Jr.
                                      Title: Vice President

                                   HOPKINS CREEK COAL COMPANY
                                   JOBONER COAL COMPANY
                                   RUSSELL FORK COAL COMPANY
                                   T.C.H. COAL CO.,
                                   as Guarantors

                                   By: /s/ Baxter F. Phillips, Jr.
                                      ----------------------------------
                                      Name: Baxter F. Phillips, Jr.
                                      Title: President

                                   MASSEY COAL SERVICES, INC.
                                   A.T. MASSEY COAL COMPANY, INC.
                                   as Guarantors

                                   By: /s/ Baxter F. Phillips, Jr.
                                      ----------------------------------
                                      Name: Baxter F. Phillips, Jr.
                                      Title: Vice President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   APPALACHIAN CAPITAL MANAGEMENT CORP.
                                   BIG SANDY VENTURE CAPITAL CORP.
                                   BLUE RIDGE VENTRURE CAPITAL CORP.
                                   BLUESTONE VENTURE CAPITAL CORP.
                                   CAPSTAN MINING COMPANY
                                   CENTRAL PENN ENERGY COMPANY, INC.
                                   CONTINUITY VENTURE CAPITAL CORP.
                                   DRIH CORPORATION
                                   FEATS VENTURE CAPITAL CORP.
                                   HADEN FARMS, INC.
                                   MARSHALL VENTURE CAPITAL CORP.
                                   MASSEY CAPITAL MANAGEMENT CORP.
                                   MASSEY COAL CAPITAL CORP.
                                   MASSEY COAL SALES COMPANY, INC.
                                   MASSEY CONSULTING SERVICES, INC.
                                   MASSEY NEW ERA CAPITAL CORP.
                                   MENEFEE LAND COMPANY, INC.
                                   MONONGAHELA VENTURE CAPITAL CORP.
                                   NEW MARKET LAND COMPANY
                                   NEW MASSEY CAPITAL CORP.
                                   NEW RIVER CAPITAL COMPANY
                                   PREFERRED MANAGEMENT CAPITAL CORP.
                                   PROGRESSIVE VENTURE CAPITAL CORP.
                                   RAWL SALES VENTURE CAPITAL CORP.
                                   SCARLET DEVELOPMENT COMPANY
                                   SHENANDOANH CAPITAL MANAGEMENT CORP.
                                   SPM CAPITAL MANAGEMENT CORP.
                                   SPROUSE CREEK VENTURE CAPITAL CORP.
                                   ST. ALBANS CAPITAL MANAGEMENT CORP.
                                   SUN COAL COMPANY, INC.,
                                   as Guarantors

                                   By: /s/ Stanley C. Suboleski
                                      ----------------------------------
                                      Name: Stanley C. Suboleski
                                      Title: President

                                   LAUREN LAND COMPANY
                                   SC COAL CORPORATION
                                   as Guarantors

                                   By: /s/ Stanley C. Suboleski
                                      ----------------------------------
                                      Name: Stanley C. Suboleski
                                      Title Vice President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   GREYEAGLE COAL COMPANY
                                   TENNESSEE CONSOLIDATED COAL COMPANY
                                   TENESSEE ENERGY CORP.
                                   THUNDER MINING COMPANY,
                                   as Guarantors

                                   By: /s/ Michael D. Bauersachs
                                      ----------------------------------
                                      Name: Michael D. Bauersachs
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   ALEX ENERGY, INC.
                                   GREEN VALLEY COAL COMPANY
                                   MAJESTIC MINING, INC.
                                   NICCO CORPORATION
                                   PEERLESS EAGLE COAL CO.,
                                   as Guarantors

                                   By: /s/ David C. Hughart
                                      ----------------------------------
                                      Name: David C. Hughart
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   ARACOMA COAL COMPANY, INC.
                                   LOGAN COUNTY MINE SERVICES, INC.,
                                   as Guarantors

                                   By: /s/ Dwayne Francisco
                                      ----------------------------------
                                      Name: Dwayne Francisco
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   BANDMILL COAL CORPORATION
                                   HIGHLAND MINING COMPANY,
                                   as Guarantors

                                   By: /s/ Eric D. Salyer
                                      ----------------------------------
                                      Name: Eric D. Salyer
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   BANDYTOWN COAL CORPORATION
                                   BIG BEAR MINING COMPANY
                                   CABINAWA MINING COMPANY
                                   DOUGLAS POCAHONTAS COAL CORPORATION
                                   EAGLE ENERGY, INC.
                                   ROBINSON-PHILLIPS COAL COMPANY
                                   ROCKRIDGE COAL COMPANY
                                   SHANNON-POCAHONT AS COAL CORPORATION
                                   TOWN CREEK COAL COMPANY
                                   WYOMAC COAL COMPANY, INC.,
                                   as Guarantors

                                   By: /s/ Lloyd C. Adams
                                      ----------------------------------
                                      Name: Lloyd C. Adams
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   BARNABUS LAND COMPANY
                                   DEHUE COAL COMPANY,
                                   as Guarantors

                                   By: /s/ Harold Osborne
                                      ----------------------------------
                                      Name: Harold Osborne
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   BELFRY COAL CORPORATION
                                   NEW RIDGE MINING COMPANY
                                   SIDNEY COAL COMPANY, INC.,
                                   as Guarantors

                                   By: /s/ Sidney R. Young, III
                                      ----------------------------------
                                      Name: Sidney R. Young, III
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   BLACK KING MINE DEVELOPMENT CO.
                                   BOONE EAST DEVELOPMENT CO.
                                   BOONE WEST DEVLOPMENT CO.
                                   CENTRAL WEST VIRGINIA ENERGY COMPANY
                                   CERES LAND COMPANY
                                   DEMETER LAND COMPANY
                                   LAXARE, INC.
                                   RAVEN RESOURCES, INC.,
                                   as Guarantor

                                   By: /s/ R. Freal Mize
                                      ----------------------------------
                                      Name: R. Freal Mize
                                      Title: President

                                   NEW RIVER ENERGY CORPORATION
                                   as Guarantors

                                   By: /s/ R. Freal Mize
                                      ----------------------------------
                                      Name: R. Freal Mize
                                      Title: Vice President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   BEN CREEK COAL COMPANY,
                                   as Guarantor

                                   By: /s/ Bruce A. Johnson
                                      ----------------------------------
                                      Name: Bruce A. Johnson
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   BOONE ENERGY COMPANY
                                   MARFORK COAL COMPANY, INC.,
                                   as Guarantors

                                   By: /s/ Johnny R. Jones
                                      ----------------------------------
                                      Name: Johnny R. Jones
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   CLEAR FORK COAL COMPANY
                                   ELK RUN COAL COMPANY, INC.,
                                   as Guarantors

                                   By: /s/ Larry Ward
                                      ----------------------------------
                                      Name: Larry Ward
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   CRYSTAL FUELS COMPANY,
                                   as Guarantor

                                   By: /s/ George E. Dotson
                                      ----------------------------------
                                      Name: George E. Dotson
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   DELBARTON MINING COMPANY
                                   SUPPORT MINING COMPANY,
                                   as Guarantors

                                   By: /s/ Andrew F. Ashurst
                                      ----------------------------------
                                      Name: Andrew F. Ashurst
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   DUNCAN FORK COAL COMPANY
                                   DUCHESS COAL COMPANY
                                   HAZY RIDGE COAL COMPANY
                                   JACKS BRANCH COAL COMPANY
                                   LICK BRANCH COAL COMPANY
                                   MINE MAINTENANCE, INC.
                                   PETER CAVE MINING COMPANY
                                   RUM CREEK SYNFUEL COMPANY
                                   TRACE CREEK COAL COMPANY,
                                   as Guarantors

                                   By: /s/ Danny C. Cox
                                      ----------------------------------
                                      Name: Danny C. Cox
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   FOOTHILLS COAL COMPANY,
                                   as Guarantor

                                   By: /s/ John Christopher Adkins
                                      ----------------------------------
                                      Name: John Christopher Adkins
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   KANAWHA ENERGY COMPANY,
                                   as Guarantor

                                   By: /s/ Randy Cunningham
                                      ----------------------------------
                                      Name: Randy Cunningham
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   STIRRAT COAL COMPANY,
                                   as Guarantor

                                   By: /s/ Dwain P. Harris
                                      ----------------------------------
                                      Name: Dwain P. Harris
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   GOALS COAL COMPANY
                                   WILLIAMS MOUNTAIN COAL COMPANY
                                   as Guarantors

                                   By: /s/ Michael A. Milam
                                      ----------------------------------
                                      Name: Michael A. Milam
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   INDEPENDENCE COAL COMPANY, INC.,
                                   as Guarantors

                                   By: /s/ Mark A. Clemens
                                      ----------------------------------
                                      Name: Mark A. Clemens
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   KNOX CREEK COAL CORPORATION,
                                   as Guarantor

                                   By: /s/ David P. Kramer
                                      ----------------------------------
                                      Name: David P. Kramer
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   LONG FORK COAL COMPANY,
                                   as Guarantor

                                   By: /s/ Mitch McKinney
                                      ----------------------------------
                                      Name: Mitch McKinney
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   LYNN BRANCH COAL COMPANY, INC.
                                   ROAD FORK DEVELOPMENT COMPANY, INC.
                                   SPARTAN MINING COMPANY
                                   STONE MINING COMPANY
                                   SYCAMORE FUELS, INC.
                                   VANTAGE MINING COMPANY,
                                   as Guarantors

                                   By: /s/ Michael G. Smith
                                      --------------------------------
                                      Name: Michael G. Smith
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   MARTIN COUNTY COAL CORPORATION
                                   PILGRIM MINING COMPANY, INC.,
                                   as Guarantors

                                   By: /s/ Hiram Mahon
                                      --------------------------------
                                      Name: Hiram Mahon
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   NICHOLAS ENERGY COMPANY,
                                   as Guarantor

                                   By: /s/ Mike Snelling
                                      --------------------------------
                                      Name: Mike Snelling
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   OMAR MINING COMPANY,
                                   as Guarantor

                                   By: /s/ Mitchell McKinley Kalos
                                      --------------------------------
                                      Name: Mitchell McKinley Kalos
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   POWER MOUNTAIN COAL COMPANY,
                                   as Guarantor

                                   By: /s/ James S. Smith
                                      --------------------------------
                                      Name: James S. Smith
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   RAWL SALES & PROCESSING CO.,
                                   as Guarantor

                                   By: /s/ Macs Hall
                                      --------------------------------
                                      Name: Macs Hall
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   RUM CREEK COAL SALES, INC.,
                                   as Guarantor

                                   By: /s/ Richard Zigmond
                                      --------------------------------
                                      Name: Richard Zigmond
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   PERFORMANCE COAL COMPANY,
                                   as Guarantor

                                   By: /s/ Bill M. Potter
                                      --------------------------------
                                      Name: Bill M. Potter
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   WHITE BUCK COAL COMPANY,
                                   as Guarantor

                                   By: /s/ Larry M. Roop
                                      --------------------------------
                                      Name: Larry M. Roop
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   M & B COAL COMPANY,
                                   as Guarantor
                                   BY: WYOMAC COAL COMPANY, INC.

                                   By: /s/ Lloyd C. Adams
                                      --------------------------------
                                      Name: Lloyd C. Adams
                                      Title: President

                                   M & B COAL COMPANY,
                                   as Guarantor
                                   BY: TOWN CREEK COAL COMPANY

                                   By: /s/ Lloyd C. Adams
                                      --------------------------------
                                      Name: Lloyd C. Adams
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   SHANNON-PORAHONTAS MINING CO.,
                                   as Guarantor
                                   BY: SHANNON-POCAHONTAS COAL
                                   CORPORATION

                                   By: /s/ Lloyd C. Adams
                                      --------------------------------
                                      Name: Lloyd C. Adams
                                      Title: President

                                   SHANNON-POCAHONTAS MINING CO.,
                                   as Guarantor
                                   BY: OMAR MINING COMPANY

                                   By: /s/ Mitchell McKinley Kalos
                                      --------------------------
                                      Name: Mitchell McKinley Kalos
                                      Title: President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                   CITICORP USA, INC., as Administrative Agent and as a Lender

                                   By: /s/ Raymond G. Dunning
                                      --------------------------------
                                      Name: RAYMOND G. DUNNING
                                      Title: MANAGING DIRECTOR

                                   By: /s/ Daniel J. Miller
                                      --------------------------------
                                      Name: Daniel J. Miller
                                      Title: Vice President

         Signature Page to Amended and Restated Massey Credit Agreement

                                   PNC BANK, NATIONAL ASSOCIATION, as
                                   Syndication Agent and as a Lender

                                   By: /s/ R. Kane Kiester
                                      --------------------------------
                                      Name: R. Kane Kiester
                                      Title: Assistant Vice President

                                   By:
                                      --------------------------------
                                      Name:
                                      Title:

         Signature Page to Amended and Restated Massey Credit Agreement

                                   WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                   Documentation Agent and as a Lender

                                   By: /s/ David L. Driggers
                                      --------------------------------
                                      Name: David L. Driggers
                                      Title: Managing Director

                                   By:
                                      --------------------------------
                                      Name:
                                      Title:

         Signature Page to Amended and Restated Massey Credit Agreement

                                   WESTLB AG, as a Lender

                                   By: /s/ R. Guerin
                                      --------------------------------
                                      Name: RODERICK GUERIN
                                      Title: DIRECTOR

                                      /s/ Bran A. Kaskovic
                                      BRAN A. KASKOVIC
                                      FINANCIAL SOLUTIONS GROUP
                                      GLOBAL SPECIALIZED FINANCE
                                      WESTLB AG

         Signature Page to Amended and Restated Massey Credit Agreement

                                   BANK ONE, NA, as a Lender

                                   By:
                                      --------------------------------
                                      Name:
                                      Title:

         Signature Page to Amended and Restated Massey Credit Agreement

                                   THE ROYAL BANK OF SCOTLAND PLC, as a
                                   Lender

                                   By: /s/ D Williams
                                      -----------------------------
                                      Name: D? Williams
                                      Title: The Royal Bank of Scotland

         Signature Page to Amended and Restated Massey Credit Agreement

                                   BRANCH BANKING AND TRUST COMPANY, as a
                                   Lender

                                   By: /s/ James Stallings
                                      --------------------------------
                                      Name: James Stallings
                                      Title: Vice President

         Signature Page to Amended and Restated Massey Credit Agreement

                                   THE BANK OF NEW YORK, as a Lender

                                   By: /s/ Craig J. Anderson
                                      --------------------------------
                                      Name: Craig J. Anderson
                                      Title: Vice President

         Signature Page to Amended and Restated Massey Credit Agreement

                                   DRESDNER BANK LATEINAMERIKA AG, Miami
                                   Agency as a Lender

                                   By: /s/ Andreas Thomas
                                      --------------------------------
                                      Name: Andreas Thomas
                                      Title: Vice President

                                   By: /s/ Michael Londono
                                      --------------------------------
                                      Name: Michael Londono
                                      Title: Assistant Vice President

         Signature Page to Amended and Restated Massey Credit Agreement

                                   AUSTRALIA AND NEW ZEALAND BANKING
                                   GROUP LIMITED, as a Lender

                                   By: /s/ John W. Wade
                                      --------------------------------
                                      Name: John W. Wade
                                      Title: Director - Global Structured
                                             Finance

         Signature Page to Amended and Restated Massey Credit Agreement

                                   MELLON BANK N.A., as a Lender

                                   By: /s/ William M. Feathers
                                      --------------------------------
                                      Name: William M. Feathers
                                      Title: Vice President

         Signature Page to Amended and Restated Massey Credit Agreement

                                   BANK HAPOALIM, as a Lender

                                   By:
                                      --------------------------------
                                      Name:
                                      Title:

         Signature Page to Amended and Restated Massey Credit Agreement

                                   SCHEDULE I

                           APPLICABLE LENDING OFFICES

-----------------------------------------------------------------------------------------------------------------------------------
Bank                                      Domestic Lending Office                     Euro-Dollar Lending Office
-----------------------------------------------------------------------------------------------------------------------------------
Citicorp USA, Inc.                        Citicorp USA, Inc.                          Citicorp USA, Inc.
                                          Two Penns Way, Suite 200                    Two Penns Way, Suite 200
                                          New Castle, DE  19720                       New Castle, DE  19720
                                          Attn:  Tim Card                             Attn:  Tim Card
                                          Telephone:        302-894-6016              Telephone:        302-894-6016
                                          Fax:              302-894-6120              Fax:              302-894-6120
-----------------------------------------------------------------------------------------------------------------------------------
PNC Bank, National Association            PNC Bank, N.A.                              PNC Bank, N.A.
                                          One PNC Plaza, 3rd Floor                    One PNC Plaza, 3rd Floor
                                          249  Fifth Avenue                           249  Fifth Avenue
                                          Pittsburgh, PA  19222-2707                  Pittsburgh, PA  19222-2707
                                          Attn:  Brett Schweikle                      Attn:  Brett Schweikle
                                          Telephone:        412-762-2604              Telephone:        412-762-2604
                                          Fax:              412-762-2571              Fax:              412-762-2571
-----------------------------------------------------------------------------------------------------------------------------------
WestLB AG                                 WestLB AG, New York Branch                  WestLB AG, New York Branch
                                          1211 Avenue of the Americas                 1211 Avenue of the Americas
                                          New York, NY  10036                         New York, NY  10036
                                          Attn:  Transaction Management               Attn:  Transaction Management
                                             Department                                  Department
                                          Telephone:        212-597-1412              Telephone:        212-597-1412
                                          Fax:              212-921-5947              Fax:              212-921-5947
-----------------------------------------------------------------------------------------------------------------------------------
Bank One, NA                              Bank One, N.A.                              Bank One, N.A.
                                          2 Bank One Plaza, Suite IL1-0634            2 Bank One Plaza, Suite IL1-0634
                                          Chicago, IL  60670                          Chicago, IL  60670
                                          Attn:  Brenda De Los Reyes                  Attn:  Brenda De Los Reyes
                                          Telephone:        312-732-5901              Telephone:        312-732-5901
                                          Fax:              312-732-4840              Fax:              312-732-4840
-----------------------------------------------------------------------------------------------------------------------------------
The Royal Bank of Scotland plc
-----------------------------------------------------------------------------------------------------------------------------------
Branch Banking and Trust Company          Branch Banking & Trust Co.                  Branch Banking & Trust Co.
                                          200 West Second Street                      200 West Second Street
                                          Winston-Salem, NC  27101                    Winston-Salem, NC  27101
                                          Attn:  Bank Loan Syndications               Attn:  Bank Loan Syndications
                                          Telephone:                                  Telephone:
                                          Fax:                                        Fax:
-----------------------------------------------------------------------------------------------------------------------------------
The Bank of New York                      The Bank of New York                        The Bank of New York
                                          101 Barclay Street                          101 Barclay Street
                                          New York, NY  10286                         New York, NY  10286
                                          Attn:  Bill Barbiero                        Attn:  Bill Barbiero
                                          Telephone:                                  Telephone:
                                          Fax:                                        Fax:
-----------------------------------------------------------------------------------------------------------------------------------

Dresdner Bank Lateinamerika AG            Dresdner Bank Lateinamerika AG, Miami       Dresdner Bank Lateinamerika AG, Miami Agency
                                          Agency                                      801 Brickell Avenue
                                          801 Brickell Avenue                         Miami FL 33131
                                          Miami FL 33131                              Attn.: Frank Bornemann
                                          Attn.: Frank Bornemann                      Tele.: 305-810-3797
                                          Tele.: 305-810-3797                         Fax:  305-810-4056
                                          Fax:  305-810-4056
-----------------------------------------------------------------------------------------------------------------------------------
Wachovia Bank, N.A.                       Wachovia Bank, N.A.                         Wachovia Bank, N.A.
                                          1021 East Cary Street                       1021 East Cary Street
                                          Richmond, VA  23261                         Richmond, VA  23261
                                          Attn:  Oliver L. Way                        Attn:  Oliver L. Way
                                          Telephone:        804-697-6736              Telephone:        804-697-6736
                                          Fax:              804-697-7370              Fax:              804-697-7370
-----------------------------------------------------------------------------------------------------------------------------------
Australia and New Zealand Banking Group   Australia and New Zealand                   Australia and New Zealand
Limited                                      Banking Group Limited                       Banking Group Limited
                                          1177 Avenue of the Americas                 1177 Avenue of the Americas
                                          New York, NY  10036-2798                    New York, NY  10036-2798
                                          Attn:  Peter Gray/David Giacalone           Attn:  Doreen Klingenbeck and
                                          Telephone:        212-801-9739                 Tessie Amante
                                          Fax:              212-556-4839/4814         Telephone:        212-801-9726
                                                                                      Fax:              212-556-4826
-----------------------------------------------------------------------------------------------------------------------------------
Mellon Bank, N.A.                         Mellon Bank, N.A                            Mellon Bank, N.A
                                          Loan Administration                         Loan Administration
                                          Three Mellon Bank Center                    Three Mellon Bank Center
                                          Room 1203                                   Room 1203
                                          Pittsburgh, PA 15259-0003                   Pittsburgh, PA 15259-0003
                                          Attention:  Roxanne L. Gray                 Attention:  Roxanne L. Gray
                                          Telephone:  412-234-4769                    Telephone:  412-234-4769
                                          Fax:  412-209-6125                          Fax:  412-209-6125
                                          email: gray.rl@mellon.com                   email: gray.rl@mellon.com

                                          Wiring:                                     Wiring:
                                          Mellon Bank, N.A.                           Mellon Bank, N.A.
                                          ABA: 043000261                              ABA: 043000261
                                          Credit: CLAS                                Credit: CLAS
                                          Acct: 990873800                             Acct: 990873800
                                          Ref: Massey Energy                          Ref: Massey Energy
-----------------------------------------------------------------------------------------------------------------------------------
Bank Hapoalim
-----------------------------------------------------------------------------------------------------------------------------------

                                   Schedule II

                                   COMMITMENTS

     ------------------------------------------------------------------
                       LENDER                               COMMITMENT
     ------------------------------------------------------------------
     Wachovia Bank, National Association                    $46,875,000
     ------------------------------------------------------------------
     Citicorp USA, Inc.                                     $29,687,500
     ------------------------------------------------------------------
     PNC Bank, National Association                         $31,250,000
     ------------------------------------------------------------------
     WestLB AG                                              $23,437,500
     ------------------------------------------------------------------
     Bank One, N.A.                                         $23,437,500
     ------------------------------------------------------------------
     The Royal Bank of Scotland plc                         $23,437,500
     ------------------------------------------------------------------
     Branch Banking and Trust Company                       $12,500,000
     ------------------------------------------------------------------
     The Bank of New York                                   $12,500,000
     ------------------------------------------------------------------
     Dresdner Bank Lateinamerika AG                         $12,500,000
     ------------------------------------------------------------------
     Australia and New Zealand Banking Group Limited        $12,500,000
     ------------------------------------------------------------------
     Mellon Bank, N.A.                                      $12,500,000
     ------------------------------------------------------------------
     Bank Hapoalim                                          $ 9,375,000
     ------------------------------------------------------------------

                                    EXHIBIT A

                      FORM OF COLLATERAL SHARING AGREEMENT

                                    EXHIBIT B

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                        Dated as of _______________, ____

     Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 26, 2002 as amended, modified or supplemented to the date hereof (the "Credit Agreement"), among Massey Energy Company (the "Borrower"), the Guarantor, the Lenders party thereto, and Citicorp USA, Inc., as Administrative Agent (the "Administrative Agent") and the other parties thereto. Terms defined in the Credit Agreement are used herein with same meaning.

     ________________ (the "Assignor") and ______________ (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Section 1 of Schedule 1 of the outstanding rights and obligations of all Lenders under the Credit Agreement, including, without limitation, such interest in the Assignor's Commitment and in all outstanding Loans owing to the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the aggregate principal amount of Loans outstanding on the date hereof and owing to the Assignee will be as set forth in Section 2 of Schedule 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty (except as provided in clause (i) above) and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any guarantor or any other person or the performance or observance by the Borrower, any guarantor or any other party of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) confirms and agrees that it has received a copy of the Credit Agreement, any amendments or waivers thereto and any other documents furnished pursuant thereto, which in each case have been requested by it, together with copies of any financial statements requested by it, and that it has, independently and without reliance on the Assignor, the Administrative Agent or any other Agent or Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and agrees that it shall have no recourse against the Assignor with respect to any matters relating thereto; (ii) agrees that it will, independently and without reliance upon the Assignor, any Administrative Agent or any other Agent or Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and any other documents or instruments furnished pursuant thereto; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) confirms that it is an Eligible Assignee; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) specifies as its Domestic Lending Office and Euro-Dollar Lending Office and address for notices the respective offices previously notified to the Administrative Agent pursuant to the Credit Agreement; and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for the purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are reasonably necessary to indicate that all such payments are subject to withholding taxes at a rate reduced by any applicable tax treaty.

     4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, the Assignor will deliver this Assignment and Acceptance to the Administrative Agent for acceptance and recording. The effective date for this Assignment and Acceptance shall be the date of acceptance hereof by the Administrative Agent unless otherwise specified on
Schedule 1 hereto (the "Assignment Effective Date").

     5. Upon such acceptance and recording by the Administrative Agent, as of the Assignment Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in the Credit Agreement and in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in the Credit Agreement and in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other instruments and documents furnished pursuant thereto. The Assignee hereby acknowledges that the other parties to the Credit Agreement are intended third-party beneficiaries of this Assignment and Acceptance insofar as, after giving effect to this Assignment and Acceptance, the Assignee shall have the obligations of a Lender thereunder.

     6. Upon such acceptance and recording by the Administrative Agent, from and after the Assignment Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.

                [Remainder of this page intentionally left blank]

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE
                         Dated as of ____________, 20___

     Section 1

       Percentage interest                                  ______%
       (as percentage of total
          Credit Agreement Loans/
          Commitments of all Lenders)

      Section 2

       Assignee's Commitment                                $_______________

       Aggregate Outstanding Principal

              Amount of Loans Owing to Assignee             $_______________

      Section 3

       Assignment Effective Date:                           __________, 20___


                                                     --------------------,
                                                     as Assignor


                                                     By
                                                       ----------------------

                                                       Title:
                                                             ----------------


                                                     --------------------,
                                                     as Assignee


                                                     By
                                                       ----------------------

                                                       Title:
                                                             ----------------

                [Remainder of this page intentionally left blank]

Accepted this _______ day of

_____________, ____

Citicorp USA, Inc., as Administrative Agent

By
  -----------------------------
Name:
Title:

Consented to this _______ day of

_____________, ____

Massey Energy Company, as Borrower

By
  -----------------------------
Name:
Title:

                                    EXHIBIT C

                      FORM OF PLEDGE AND SECURITY AGREEMENT

                                    EXHIBIT D

                           FORM OF NOTICE OF BORROWING

Citicorp USA, Inc., as Administrative Agent
Two Penns Way, Suite 200
New Castle, Delaware 19720
       Attention:

Ladies and Gentlemen:

     The undersigned, Massey Energy Company, refers to the Amended and Restated Credit Agreement, dated as of November 26, 2002 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Guarantor, certain Lenders parties thereto, Citicorp USA, Inc., as Administrative Agent for said Lenders, and PNC Bank, National Association, as Syndication Agent and Wachovia Bank, National Association, as Documentation Agent, and hereby gives you notice pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02 and
Article III of the Credit Agreement:

          (i) The [Domestic] [Euro-Dollar] Business Day of the Proposed Borrowing is _________________________, 20___.

          (ii) The type of Loans comprising the Proposed Borrowing are [Base Rate Loans] [Euro-Dollar Loans].

          (iii) The aggregate amount of the Proposed Borrowing is $___________.

          (iv) The Interest Period for each Euro-Dollar Borrowing made as part of the Proposed Borrowing is ____ month[s].

          (v) The undersigned's long-term senior unsecured debt (or, if the Borrower's senior secured debt is rated by S&P or Moody's, the senior secured debt) ratings in effect on the date hereof are: S&P: ______
     Moody's: _____.

     Further, the undersigned hereby certifies that the following is, to the best of the undersigned's knowledge, true, correct and complete:

          A. Immediately after the Proposed Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

          B. Immediately after the Proposed Borrowing, no event shall have occurred and be continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default;

          C. except to the extent provided below, the representations and warranties of the Borrower contained in Article IV of the Credit Agreement (other than in Section 4.05(c) of the Credit Agreement) are true and correct in all material respects on and as of the date hereof, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as the date hereof, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case they were correct as of such earlier date; provided that the representation contained in Section 4.05(c) of the Credit Agreement need only be true and correct on the Effective Date; and

          D. After applying the proceeds of such Borrowing, not more than 25% of the value (as determined by any reasonable method permitted by Regulation U) of the Borrower's assets subject to the provisions of Section 5.04(b) and Section 5.04(g) of the Credit Agreement shall be represented by "margin stock" (as defined in Regulation U).

                                             Very truly yours,

                                             MASSEY ENERGY COMPANY

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT E

                             FORM OF PROMISSORY NOTE

                                 (3 Year Credit)

U.S.$_______________                                          New York, New York

                                                              ____________, 2002

     For value received, MASSEY ENERGY COMPANY, a Delaware corporation (the "Borrower"), promises to pay to (the "Lender") or its registered assigns, for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Citicorp USA, Inc., Two Penns Way, Suite 200, New Castle, Delaware, 19720.

     All Loans made by the Lender, the respective maturities thereof and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     The note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of November 26, 2002 among the Borrower, the Guarantor, the Lenders listed on the signature pages thereof, Citicorp USA, Inc., as Administrative Agent, PNC Bank, National Association, as Syndication Agent, and Wachovia Bank, National Association, as Documentation Agent, (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings.

     Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                             MASSEY ENERGY COMPANY

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------------------------------------
                                 Amount
                                   of          Amount of Principal                             Notation
           Date                   Loan                Repaid            Maturity Date          Made By
--------------------------------------------------------------------------------------------------------------






                                    EXHIBIT F

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

     Pursuant to that certain Amended and Restated Credit Agreement dated as of November 26, 2002, as amended, supplemented or otherwise modified to the date hereof (said Amended and Restated Credit Agreement, as so amended, supplemented or otherwise modified, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Massey Energy Company, a Delaware corporation, as Borrower, the Guarantor, the financial institutions listed therein as Lenders, Citicorp USA, Inc., as Administrative Agent and the other agents and parties thereto, this represents the Borrower's request to convert or continue Loans as follows:

     1.   Date of conversion/continuation: __________________, _______

     2.   Amount of Loans being converted/continued: $___________________

     3.   Nature of conversion/continuation:

                [   ] a. Conversion of Base Rate Loans to Euro-Dollar Loans
                [   ] b. Conversion of Euro-Dollar Rate Loans to Base Rate Loans
                [   ] c. Continuation of Euro-Dollar Rate Loans as such

     4. If Loans are being continued as or converted to Euro-Dollar Rate Loans, the duration of the new Interest Period that commences on the Conversion/ continuation date: _______________ month(s)

     In the case of a Conversion to or Continuation of Euro-Dollar Rate Loans, the undersigned officer, to the best of his or her knowledge, and the Borrower certify that no Event of Default has occurred and is continuing under the Credit Agreement.

DATED:                                       MASSEY ENERGY COMPANY
      ----------------

                                             By:
                                                ------------------------------
                                             Title:
                                                   ---------------------------

                                       F-1